                                                                   Exhibit 10.20

                              AT HOME CORPORATION
                              385 RAVENDALE DRIVE
                           MOUNTAIN VIEW, CA  94043



                                                   May 15, 1997



To:  The Persons Signatory hereto

          Reference is made to the letter agreement and related Term Sheet, each dated June 4, 1996 (the "Original Term Sheet"), among certain of the parties hereto relating to At Home Corporation ("@Home").

          As contemplated by the Original Term Sheet, certain of the agreements contained therein have been superceded by definitive agreements and instruments, and certain other agreements set forth therein which have not been so superceded remain as set forth in the Original Term Sheet pending the negotiation and execution of definitive agreements relating to such matters. In order to confirm which portions of the Original Term Sheet have been superceded and to amend certain of the agreements which have not been so superceded, the parties have determined to amend and restate, effective as of the date hereof, those portions to the Original Term Sheet which have not been so superceded and remain in effect. Such remaining provisions of the Original Term Sheet, as so amended and restated, are attached hereto as Exhibits A and B (collectively, the "Amended Term Sheet"). The parties hereby confirm their prior agreements to negotiate in good faith and use their respective reasonable best efforts to execute and deliver definitive agreements and other instruments implementing the terms set forth in the Amended Term Sheet. The parties expressly acknowledge and agree that (i) this letter agreement and the Amended Term Sheet constitute a binding agreement among them, subject to the terms and conditions set forth in this letter agreement (other than in the next paragraph below) and in the Amended Term Sheet, until the definitive agreements incorporating the terms set forth in the Amended Term Sheet are executed and delivered and (ii) that the Original Term Sheet, except to the extent amended and restated by the Amended Term Sheet, has been terminated and superceded in its entirety.

          In addition, pursuant to the Amended and Restated Stockholders Agreement, dated August 1, 1996, the parties have discussed certain changes in their relationships in order to facilitate @Home's initial public offering. As a result, the applicable parties agree that in connection with, and conditioned upon, the closing of the sale of the Series A Common Stock of @Home pursuant to the underwriting agreement between @Home, Morgan Stanley & Co. Incorporated and the other underwriters listed therein, the parties will execute appropriate instruments adopting the amendments to the Stockholders Agreement set forth on Exhibit C, the parties will vote all shares of capital stock of @Home owned by them in favor of the

                                                                    May 15, 1997

amendments to @Home's Certificate of Incorporation set forth in Exhibit D, and will cause their respective designees on the Board of Directors of @Home to take such actions as may be necessary to propose and recommend approval by the stockholders of such amendments to the Certificate of Incorporation and to approve the amendment to @Home's Bylaws set forth on Exhibit E, in each case with such additional changes to Exhibits C, D and E as the parties may mutually agree, so as to cause such amendments to the Stockholders Agreement and to @Home's Certificate of Incorporation and Bylaws to become effective in connection with such initial public offering; provided, that the effectiveness of such amendments to the Stockholders' Agreement and @Home's Certificate of Incorporation and Bylaws shall be conditioned on the receipt of an opinion of Delaware counsel to the Company (who shall be reasonably acceptable to the parties) as to the enforceability of such amended Stockholders' Agreement and the validity of such amended Certificate of Incorporation and amended Bylaws in substantially the form set forth as Exhibit F.

          This letter agreement and the Amended Term Sheet attached hereto, shall be governed by and construed in accordance with the laws of the State of New York (without regard to its laws pertaining to conflicts of law) applicable to agreements executed in and to be fully performed entirely in such state.

          If the foregoing is acceptable to you, please execute the copy of this agreement in the space below, at which time this instrument will constitute a binding agreement among us.

                                      Very truly yours,

                                      AT HOME CORPORATION


                                      By:  ____________________________
                                            Name:    Thomas Jermoluk
                                            Title:   Chairman and President

                                                                    May 15, 1997

ACCEPTED AND AGREED
this 15th day of May, 1997

          Each of the following executes this letter agreement only in its capacity as a stockholder of @Home:

TCI INTERNET HOLDINGS, INC.                        COX @HOME, INC.



By: ______________________________                 By: ______________________________
Name:   Bruce W. Ravenel                           Name:   David M. Woodrow
Title:  President and Chief Executive Officer      Title:  Vice President

COMCAST PC INVESTMENTS, INC.                       KLEINER, PERKINS, CAUFIELD
                                                   & BYERS VII
                                                   By: KPCB VII Associates, its General Partner


By: ______________________________                 By: ______________________________
Name:   Brian L. Roberts                           Name:   L. John Doerr
Title:  President                                  Title:  Partner

KPCB VII FOUNDERS FUND                             KPCB INFORMATION SERVICES
By:  KPCB VII Associates, its General Partner      ZAIBATSU FUND II
                                                   By:  KPCB VII Associates, its General Partner


By: ______________________________                 By: ______________________________
Name:   L. John Doerr                              Name:   L. John Doerr
Title:  Partner                                    Title:  Partner


                                                                    May 15, 1997


          Each of the following executes this letter agreement only in its capacity as a Cable Parent (as defined in the Term Sheet):

TCI INTERNET SERVICES, INC.                        TCI COMMUNICATIONS, INC.



By: ______________________________                 By: ______________________________
Name:   Bruce W. Ravenel                           Name:   Leo J. Hindery, Jr.
Title:  President and Chief Executive Officer      Title:  President and Chief Executive Officer

TCI CABLE INVESTMENTS INC.                         COMCAST CABLE COMMUNICATIONS, INC.


By: ______________________________                 By: ______________________________
Name:   Leo J. Hindery, Jr.                        Name:   Brian L. Roberts
Title:  President and Chief Executive Officer      Title:  Vice Chairman

TCI.NET, INC.                                      COX COMMUNICATIONS, INC.



By: ______________________________                 By: ______________________________
Name:   Bruce W. Ravenel                           Name:   David M. Woodrow
Title:  President and Chief Executive Officer      Title:  Senior Vice President


                                                                    May 15, 1997

          Each of the following executes this letter agreement only in its capacity as a Parent (as defined in the Term Sheet):

TELE-COMMUNICATIONS, INC.                          COMCAST CORPORATION



By: ______________________________                 By: ______________________________
Name:   John C. Malone                             Name:   Brian L. Roberts
Title:  Chairman and Chief Executive Officer       Title:  President

COX ENTERPRISES, INC.                              KLEINER, PERKINS, CAUFIELD
                                                   & BYERS


By: ______________________________                 By: ______________________________
Name:   William L. Killen, Jr.                     Name:   L. John Doerr
Title:  Vice President                             Title:  Partner

                                                                       EXHIBIT A
                                                                       ---------



                   MASTER DISTRIBUTION AGREEMENT TERM SHEET
                   ----------------------------------------


1.   DEFINITIONS AND OTHER GENERAL MATTERS.

     (a) Certain Definitions.  As used herein, the following terms shall have
         -------------------
the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or
 ---------
indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person; provided that for purposes of this MDA
                                       --------
Term Sheet, (i) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any member of a Stockholder's Stockholder Group, and (ii) no member of any Stockholder's Stockholder Group shall be deemed to be an Affiliate of another Stockholder's Stockholder Group, in each case solely by reason of any investment in the Company or any rights or obligations provided for in this MDA Term Sheet or the Stockholders' Agreement.

"Affiliated Operator" means an Operator which is a Cable Parent or a Controlled
 -------------------
Affiliate of a Cable Parent.

"@Home" or the "Company" means At Home Corporation, a Delaware corporation.
 -----          -------

"@Home Facilities" means all equipment (including owned and leased facilities),
 ----------------
hardware, software and technology to the Point of Demarcation at each Operator Facility; provided, however, that any software or technology licensed or leased
          --------  -------
by @Home to the Operator for use in the Operator Facilities or within the customer premises of such Operator shall remain the property of @Home.

"@Home First Page" means the home page of the @Home Service as it appears to
 ----------------
subscribers upon each start up of the @Home Service.

"@Home Network" means the @Home Facilities and the applicable Operator
 -------------
Facilities.

"@Home Services" means the business of providing Internet connectivity service
 --------------
and Internet "backbone" service which includes (without limitation) the following: (i) direct connectivity to the Internet through the development, packaging, marketing and distribution of a suite of branded Internet connectivity services and certain branded applications, including one or more custom browsers, for use by subscribers and information providers, together with connections to various on-line hosting services (such as America Online, Prodigy, CompuServe and The Microsoft Network) and information providers, both in the United States and internationally (in countries where the Company is capable of providing such service), (ii) directory services and navigation services to content created by third parties, provided, however, that it is not
                                              --------  -------
contemplated that the Company would itself be a creator of content (other than with respect to content created as part of the Company's navigation services (such as the "video barker" and "templates" for the creation of navigation home pages), the aggregation and organization of content created by third parties and technological assistance to such third party creators), and (iii) systems for
(a) "backbone"  transmission, (b) network management and

(c) billing and associated support functions.

"@Home Specified Remedy" means the actual costs incurred by @Home in connection
 ----------------------
with the Network Upgrade, which costs are directly related to @Home's fulfillment of its obligation to an Affiliated Operator to make the @Home Services available to the Offered Homes Passed on the Projected Commencement Date in accordance with the LCO Agreement; provided, however, that @Home shall
                                           --------  -------
at all times be required to mitigate any such damages to the extent reasonably possible following notice to it by an Affiliated Operator or Cable Parent as to any delay in making the Offered Homes Passed available by the Projected Commencement Date in accordance with the LCO Agreement and/or changes to the Master Roll-Out Schedule or applicable LCO Agreement (including changes of the Projected Commencement Date) subsequent to the date of adoption of the Master Roll-Out Schedule or the execution of the LCO Agreement, as applicable.

"Board" means the Board of Directors of the Company and, unless the context
 -----
indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

"Cable Parent" means (i) with respect to TCI Sub, TCI Internet Services, TCI.
 ------------
NET and TCIC (which entities shall collectively be a single Cable Parent), (ii) with respect to Comcast Sub, Comcast Cable and Comcast On-Line (which entities shall collectively be a single Cable Parent), and (iii) with respect to Cox Sub, CCI.

"Cable Parent Access Blocking Right" means the right of a Cable Parent to block
 ----------------------------------
access by subscribers in the Operator Territory of such Cable Parent's Affiliated Operator to certain information providers which are otherwise accessible over the @Home Service as set forth in Section 15 hereof.

"Cable Parent Exclusion Right" means the right of any Cable Parent to exclude
 ----------------------------
from presentation in the National Area as presented to the subscribers of such Cable Parent's Affiliated Operators, promotional activities or presentations relating to content providers as set forth in Section 14 hereof.

"Cable Partner" means any of TCI Sub, Comcast Sub or Cox Sub, as applicable.
 -------------

"Cable System Upgrade" means the construction and upgrade of the Operator
 --------------------
Facilities required in order to distribute the @Home Services in accordance with the Specifications and Standards. A cable system which has been upgraded in accordance with the Specifications and Standards is hereinafter referred to as an "Upgraded System."
    ---------------

"CEI" means Cox Enterprises, Inc., a Delaware corporation.
 ---

"Charter" means the Certificate of Incorporation of the Company, as amended to
 -------
the date in question.

".Com Agreement"  means any agreement between @Home (or any Cable Parent or a
 --------------
Controlled Affiliate acting in the capacity of a sales agent by and on behalf of @Home pursuant to a sales agency agreement to be entered into by such Cable Parent or Controlled Affiliate and @Home, which agreement will, among other things, specify the terms and conditions upon which such person may act as a sales agent for @Home, including specification of the terms upon which such person may enter into a .Com Agreement on @Home's behalf) and a content provider which provides (i) physical connectivity and access to the @Home Network and
(ii) for compensation, if any, to @Home in accordance with its charges therefor.

"Comcast" means Comcast Corporation, a Pennsylvania corporation.
 -------

"Comcast Cable" means Comcast Cable Communications, Inc., a Delaware
 -------------
corporation.

"Comcast On-Line" means Comcast On-Line Communications, Inc., a Delaware
 ---------------
corporation.

"Comcast Stockholder Group" means Comcast, Comcast Cable, Comcast On-Line,
 -------------------------
Comcast Sub and their respective Controlled Affiliates; provided, however, that
                                                        --------  -------
following any Qualified Spin Off Transaction and the related assignment pursuant to Section 11.1 of the Stockholders' Agreement to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

"Comcast Sub" means Comcast PC Investments, Inc., a Delaware corporation and an
 -----------
indirect wholly owned Subsidiary of Comcast, and any member of the Comcast Stockholder Group to which Company Securities (as defined in the Stockholders' Agreement) are Transferred (as defined in the Stockholders' Agreement) pursuant to a Permitted Transfer (as defined in the Stockholders' Agreement).

"Comcast Ultimate Parent" means Comcast.
 -----------------------

"Commencement Date" means the date upon which specified Offered Homes Passed are
 -----------------
actually made available for distribution of the @Home Services.

"Control" (including its correlative meanings "Controlled by" and "under common
 -------
Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, management agreement or otherwise.

"Controlled Affiliate" of any Person shall be any Person which is Controlled by
 --------------------
such Person; provided, however, that the Company will not be deemed to be a
             --------  -------
Controlled Affiliate of any Parent of a Stockholder or such Parent's Controlled Affiliates.

"Cost-Plus Basis" means, with respect to the provision of any service, the
 ---------------
provider's actual cost (which shall include a reasonable allocation of associated overhead) of providing such service ("Cost"), plus a return on such
                                                 ----
cost equal to 12% per annum for the period from the date such cost is incurred to the date of payment.

"Cox Stockholder Group" means CCI, Cox Sub and their respective Controlled
 ---------------------
Affiliates; provided, however, that following any Qualified Spin Off Transaction
            --------  -------
and the related assignment pursuant to Section 11.1 of the Stockholders' Agreement to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

"Cox Sub" means Cox @Home, Inc., a Delaware corporation and an indirect wholly
 -------
owned Subsidiary of CCI, and any member of the Cox Stockholder Group to which Company Securities are Transferred pursuant to a Permitted Transfer.

"Cox Ultimate Parent" means CEI.
 -------------------

"Eligible Stockholder" means a Stockholder whose Stockholder Group owns its
 --------------------
applicable Eligible Stockholder Amount (as defined in the Stockholders' Agreement) or, with respect to a Stockholder whose failure to own such amount has been waived by all other Stockholders, such Stockholder during the period any such waiver (or any further waiver) is in effect in accordance with the provisions of the Stockholders' Agreement.

"Excluded Service" means any Internet Service the provision of which is not a
 ----------------
Restricted Business; provided, that the term "Excluded Service" shall not include the creation or aggregation of content.

"Exclusive Stockholder" means a Stockholder whose Cable Parent has complied with
 ---------------------
at all times since the Execution Date, and remains in compliance with, the Cable Parent Exclusivity Provisions (without regard to whether the Restricted Period has ended as to such Cable Parent).

"Execution Date" means June 4, 1996.
 --------------

"Homes Passed" means the number of residential homes that can be connected to a
 ------------
cable distribution system (provided, that each residential unit in a multiple dwelling unit shall be counted as one Home Passed).

"Internet Backbone" means a network which:   (x) can or does (i) assign IP
 -----------------
addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or (iii) maintain IP packet traffic to other machines or networks; and (y) provides IP connectivity on a regional, national or international basis; provided, however, that such a network which provides
                     --------  -------
connectivity solely within a single metropolitan area shall not be deemed an Internet Backbone.

"Internet Backbone Service" means a communications service provided over an
 -------------------------
Internet Backbone.

"Internet Service" means a communications service provided over a network which
 ----------------
can or does (i) assign IP addresses or manage IP address assignments for machines or networks to which it is connected, (ii) accept or deliver IP datagrams from machines or networks to which it is connected, or (iii) maintain IP packet traffic to other machines or networks.

"IP" means the Internet Protocols as defined by the document titled RFC-791, by
 --                                                                 -------
John Pastell of the University of Southern California, dated 1981, or subsequent revisions thereof.

"KPCB" means KPCB VII Associates, a California partnership.
 ----

"KPCB Affiliates" means KPCB, Kleiner, Perkins, Caufield & Byers VII and KPCB
 ---------------
Information Sciences Zaibatsu Fund II, each a California limited partnership of which KPCB is the general partner, and James Clark.

"KPCB Constituents" means each KPCB Affiliate, any wholly owned Subsidiary of a
 -----------------
KPCB Affiliate to which such KPCB Affiliate shall have transferred securities of the Company in accordance with the terms hereof and any general or limited partners of such KPCB Affiliate or Subsidiary to whom such KPCB Affiliate or such Subsidiary shall have transferred such securities of the Company in accordance with the terms hereof.

"KPCB Stockholder Group" means collectively, KPCB, the KPCB Affiliates and the
 ----------------------
KPCB Constituents.

"LCO Agreement" means the agreement between an Operator and the Company relating
 -------------
to the distribution of the @Home Service in the Operator Territory and having terms and conditions substantially in accordance with those set forth in the Local Cable Operator Agreement Term Sheet, dated the date hereof; provided that
                                                                  --------
if the matters set forth in such term sheet are superseded by a form of definitive agreement which is approved in writing by each of the Cable Parents, such form of definitive agreement will constitute the LCO Agreement for all purposes hereunder.

"Local Area" shall mean that portion of the @Home First Page programmed by the
 ----------
Operator, which portion as to an Affiliated Operator, shall consist of one browser user interface button (the "BUI Button") and 50% of the area of the
                                    ----------
@Home First Page (or such lesser portion as such Affiliated Operator shall elect to program).

"Local Content" means any content offering which is transported primarily on a
 -------------
Local Service.

"Local Service" means a communications service connected, directly or
 -------------
indirectly, to the Operator's cable system by means that do not use or require transmission, directly or indirectly, over an Internet Backbone.

"MDA Term Sheet" means this Master Distribution Agreement Term Sheet, as it may
 --------------
be amended or supplemented to the date of determination.

"MFN Provisions" means the MFN provisions set forth herein applicable to each
 --------------
Exclusive Cable Parent.

"National Area" shall mean the @Home First Page (other than the Local Area) and
 -------------
the rest of the @Home web site, including, without limitation, any thematic pages.

"Network Upgrade" means the construction or upgrade of the @Home Facilities
 ---------------
necessary to connect to a specific Upgraded System at the Point of Demarcation in order to provide delivery of the @Home Services, including, but not limited to, the acquisition of hardware and software required in order to distribute the @Home Services to such Upgraded System, all in accordance with the Specifications and Standards. The portion of the @Home Network which has been so upgraded is referred to herein as the "Upgraded Network Portion."
                                          ------------------------

 "Non-Pro Rata Roll-Out Budget" means any Roll-Out Budget which fails to
  ----------------------------
provide an allocation of funds or other resources for the Network Upgrade reasonably necessary to provide for the roll-out during the applicable planning period (such planning period to be not greater than

12 months) (a "Planning Period") of the @Home Services to a proportionate number
               ---------------
of the Qualifying Offered Homes Passed proposed by a Cable Parent in such Planning Period. The determination as to whether such roll-out is proportionate to such Cable Parent shall be made based upon (i) the relationship that the Qualifying Offered Homes Passed by such Cable Parent bears to the Qualifying Offered Homes Passed of all such Cable Parents for such Planning Period and (ii) the relationship of the projected date for the completion of the applicable Network Upgrade to the date or dates projected by the applicable Cable Parent for the availability of the applicable Qualifying Offered Homes Passed during such Planning Period.

"Offered Homes Passed" means, without duplication, the number of Homes Passed
 --------------------
which a Cable Parent proposes to include in the Master Roll-Out Schedule for a given Planning Period.

"Operator" means the corporation, partnership or other entity which owns and
 --------
operates a cable television system that agrees to distribute the @Home Services in accordance with the terms of an LCO Agreement.

"Operator Facilities" means the cable television system facilities in an
 -------------------
Upgraded System owned or leased by an Operator from each Point of Demarcation to and including the cable modem at the location of each subscriber (whether or not such cable modem is owned by the Operator); provided, that Operator Facilities
                                            --------
shall not include the ownership of any software or other intellectual property rights licensed by @Home to such Operator (other than rights related to such license).

"Operator Territory" means the geographic area where an Operator is providing
 ------------------
cable television service through the Operator's distribution facilities.

"Parent" means, as to the TCI Stockholder Group, TCI; as to the KPCB Stockholder
 ------
Group, KPCB; as to the Cox Stockholder Group, CCI; and as to the Comcast Stockholder Group, Comcast, or, in each case any Spin Off Parent of any of the foregoing following the assignment referred to in Section 11.1 of the Stockholders' Agreement.

"Performance Default" shall occur if, as of the indicated date, the High C
 -------------------
Performance Ratio exceeds the product of (I) two times (II) the TCI Performance Ratio. The "High C Performance Ratio" shall be the greater of (i) the amount
             ------------------------
equal to (x) the aggregate number of Residential Subscribers to the @Home Service of Comcast Cable and its Controlled Affiliates, divided by (y) the aggregate number of Homes Passed by Qualifying Systems owned by Comcast Cable and its Controlled Affiliates and (ii) the amount equal to (a) the aggregate number of Residential Subscribers to the @Home Service of CCI and its Controlled Affiliates, divided by (b) the aggregate number of Homes Passed by Qualifying Systems owned by CCI and its Controlled Affiliates, in each such case as of the end of the calendar month preceding the date of determination (the Cable Partner with respect to whom such amount is greater as of the applicable date of determination being referred to herein as the "High C"). The "TCI Performance
                                               ------          ---------------
Ratio" shall be an amount equal to (A) the aggregate number of Residential
-----
Subscribers to the @Home Service of TCI and its Controlled Affiliates, divided by (B) the aggregate number of Homes Passed by Qualifying Systems owned by TCI and its Controlled

Affiliates, in each case as of the end of the calendar month preceding the date of determination.

"Person" means any individual, corporation, limited liability company,
 ------
partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

"Point of Demarcation" means the interface between the Operator Facilities and
 --------------------
the @Home Facilities, which interface shall, unless otherwise agreed, be located on the @Home side of the cable data router (which shall be part of the Operator Facilities) (or, without limitation, such other equipment which is part of the Operator Facilities which connects to the @Home Facilities at substantially the same location at which the cable data router is customarily connected as of the date hereof) at each applicable cable system head-end or regional head-end.

"Pro Rata Roll-Out Budget" means any Roll-Out Budget which is not a Non-Pro
 ------------------------
Rata Roll-Out Budget.

"Projected Commencement Date" means the date specified by a Cable Parent in the
 ---------------------------
Master Roll-Out Schedule as the date by which the Cable Parent proposes to begin distributing the @Home Service to all or a specified portion of the applicable cable system.

"Promotional Agreement" means an agreement entered into between a content
 ---------------------
provider and @Home (individually and not through an agency relationship with a Cable Parent or any of its Controlled Affiliates) providing for the promotion of such content or content provider on the @Home Services (e.g., through button or hot link placement on the browsers, home pages or theme pages in the National Area, by the @Home video barker or otherwise) as @Home and such content provider shall agree, at which point such promotional activity shall become a part of the @Home Services, subject, however, to the Cable Parent Exclusion Right.

"Public Company" means any Person which has a class or series of its equity
 --------------
securities registered under Section 12(b) or 12(g), or which is required to file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any successor or comparable provisions of the
              ------------
federal securities laws), which class or series of equity securities are actively traded.

"Qualifying Offered Homes Passed" means, without duplication, Offered Homes
 -------------------------------
Passed located in Qualifying Systems.

"Qualified Spin Off Transaction" means any transaction or series of related
 ------------------------------
transactions in which (and after giving effect thereto) (i) a majority of the outstanding equity interests of a Stockholder are distributed, directly or indirectly, to the stockholders of its Parent, (ii) any Person or group of Persons which Controlled the Parent of a Stockholder immediately prior to such transaction Control such Stockholder (or any successor entity) following such transaction and (iii) the Persons or group of Persons which Controlled the Parent of a Stockholder immediately prior to such transaction hold immediately after such transaction a direct or indirect proportionate equity interest in such Stockholder of more than 50% of the proportionate equity interest that such Person or group of Persons held in such Parent on the record date for such distribution.

"Qualifying System" means one or more cable television systems owned by a Cable
 -----------------
Parent or any of its Controlled Affiliates which are contiguous or clustered in an area and which system or systems represent in the aggregate not less than 50,000 Homes Passed, or such lesser number as the Board shall hereafter establish as being the minimum number of Homes Passed by such related cable systems as is necessary in order to justify, on an economic and resource allocation basis, a roll-out of the @Home Services solely to such cable systems.

"Residential Subscriber" shall mean a residential subscriber to the @Home
 ----------------------
Service (i) whose account is 60 days or less past due, (ii) who has been receiving the @Home Service for at least 60 consecutive days, and (iii) who has paid for at least one month's @Home Service at standard rates.

"Restricted Period" means the period of time commencing on the Execution Date
 -----------------
and terminating upon the first to occur of (w) as to each Cable Parent, the termination of the Cable Parent Exclusivity Provisions as to such Cable Parent,
(x) the sixth anniversary of the Execution Date, and (y) the effectiveness of any change in law, statute or regulation or the entering of any adverse judicial decision or injunction or other action, in each case which materially impairs the enforceability (in accordance with their respective terms) of any of the Cable Parent Exclusivity Provisions, @Home Exclusivity Provisions, MFN Provisions or the Content Tag-Along Right.

"Roll-Out Budget" means that portion of @Home's budget for any applicable
 ---------------
Planning Period relating to the costs and expenses of the Network Upgrade committed to by @Home in order to make the @Home Services available for distribution by the Projected Commencement Dates of those Qualifying Offered Homes Passed to which @Home is scheduled to commence distribution within such Planning Period.

"Specifications and Standards" means, collectively, the specifications and
 ----------------------------
standards for the Operator Facilities and the technical requirements for distribution of the @Home Services as set forth in Exhibit A attached hereto.

"Spin Off Parent" means the member of a Stockholder's Stockholder Group whose
 ---------------
equity securities are distributed to the stockholders of the Parent of such Stockholder Group in a Qualified Spin Off Transaction. Upon the assignment to it pursuant to Section 11.1 of the Stockholders' Agreement, such Spin Off Parent shall succeed to the rights and obligations of its related Parent and shall become the Parent for all purposes hereunder.

"Stockholder" means each of TCI Sub, Cox Sub, Comcast Sub and the KPCB
 -----------
Affiliates, and each other Person who becomes a holder of Company Securities and a party to this Agreement in accordance with the terms hereof.

"Stockholder Group" means, as applicable, the TCI Stockholder Group, the KPCB
 -----------------
Stockholder Group, the Cox Stockholder Group or the Comcast Stockholder Group.

"Stockholders' Agreement" means the Amended and Restated Stockholders'
 -----------------------
Agreement, dated August 1, 1996, among @Home and each Stockholder, Cable Parent, Parent and Ultimate Parent, as such agreement may be amended to the date of determination.

"Subsidiary" when used with respect to any Person, means any other Person of
 ----------
which an aggregate of 50% or more of the outstanding capital stock or other securities having ordinary voting power to elect directors, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person (irrespective of whether, at the time, capital stock or other securities of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) is, and of which an aggregate of 50% or more of the interests in which are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

"TCI" means Tele-Communications, Inc, a Delaware corporation, or any related
 ---
Spin Off Parent.

"TCI Change of Control" shall be deemed to have occurred at such time as (i) any
 ---------------------
Person or a group of Persons acting in concert (including a natural person or any form of business entity but excluding Bob Magness, John C. Malone, their respective lineal descendants, any estate or trust for beneficiaries of any of the foregoing or any stockholder that was a member of the controlling group of stockholders of TCI as of the Execution Date, and any employee stock purchase or similar plan) owns an amount of stock representing in excess of 50% of the voting power of the outstanding common stock of TCI and, (ii) as a result of achieving such ownership, at any time prior to the first anniversary of achieving such ownership the Persons who were members of the Board of Directors of TCI as of the date of achieving such ownership, plus any additional directors not designated by such Persons or group of Persons described in clause (i) which are approved by a majority of the directors who were directors as of the date of achieving such ownership, no longer constitute a majority of the entire Board of Directors of TCI.

"TCI Stockholder Group" means TCI, TCI Internet Services, Inc. ("TCI Internet
 ---------------------                                           ------------
Services"), TCI.NET, Inc. ("TCI.NET"), TCIC, TCI Sub and their respective
--------                    -------
Controlled Affiliates; provided, however, that following any Qualified Spin Off
                       --------  -------
Transaction and the related assignment pursuant to Section 11.1 of the Stockholders' Agreement to the Spin Off Parent, such term shall be deemed to refer, to the extent applicable, to such Spin Off Parent and its Controlled Affiliates.

"TCI Sub" means TCI Internet Holdings, Inc., a Colorado corporation and an
 -------
indirect wholly owned Subsidiary of TCI and any member of the TCI Stockholder Group to which Company Securities are Transferred pursuant to a Permitted Transfer.

"TCI Ultimate Parent" means TCI.
 -------------------

"TCIC" means, collectively, TCI Communications, Inc., a Delaware corporation and
 ----
TCI Cable Investments Inc., a Delaware corporation.

"Ultimate Parent" means, as applicable, the TCI Ultimate Parent, the Comcast
 ---------------
Ultimate Parent or
the Cox Ultimate Parent.

"Video Service" means any Internet Service or content provider which distributes
 -------------
or provides streaming video transmissions (or other similar, successor or alternative methods of transmission) which exceed the duration limitation set forth in the Specifications and Standards.

(b)  Additional Definitions.
     ----------------------

          Defined Term                               Section
          ------------                               -------

          @Home Exclusivity Provisions                7(a)(iii)
          @Home Repurchase Right                      6(a)
          AAA                                         1(c)
          Additional Benefit                          16(c)
          ADI                                         7(a)(ii)
          Affected Cable Parent                       7(a)(ii)
          Affected Party                              1(c)
          Alternative Arrangement                     17(b)
          BUI Button                                  1(a)
          Cable Parent Exclusivity Provisions         5(c)
          Comcast Non-Exclusive Right                 6(a)
          Company                                     1(a)
          Competitor Exclusion                        14(d)
          Consumer Purpose                            5(a)
          Content Provider Group                      14(c)
          Content Tag-Along Right                     16(e)
          Control Acquisition                         5(c)(i)
          Control Restricted Assets                   5(c)(i)
          Controlled by                               1(a)
          Cost                                        1(a)
          Discretionary Access Exclusion              15(a)
          Discretionary Exclusion                     14(d)
          Eligible Cable Parent                       8
          Enhancement and Addition                    13(b)
          Exchange Act                                1(a)
          Exclusion Limit                             14(e)
          Exclusive Cable Parent                      7(a)(i)
          Exclusive Territory                         7(a)(i)
          Exempt Acquisition                          5(c)(i)
          Exempt Restricted Assets                    5(c)(i)
          Failure Notice                              1(c)
          First Determination Date                    8
          High C                                      1(a)
          High C Performance Ratio                    1(a)
          HSN                                         14(d)

          HSR Act                                     5(c)(iv)
          Internet Work Services                      5(a)
          Master Roll-Out Schedule                    2
          MFN                                         9
          Non-Control Acquisition                     5(a)
          Notifying Party                             1(c)
          Obligated Party                             1(c)
          Offer Price                                 5(c)(iii)
          Offeree                                     16(a)
          Offeror                                     16(a)
          Planning Period                             1(a)
          Restricted Assets                           5(c)(i)
          Restricted Business                         5(a)
          Specified Brand                             14(c)
          Specified Promotions                        14(c)
          Subject Shares                              6(a)
          Subject Securities Purchase Price           6(a)
          Subsequent Determination Date               8
          Supermajority of Affected Cable Parents     7(a)(ii)
          TBS                                         14(c)
          TCI Internet Services                       1(a)
          TCI Performance Ratio                       1(a)
          TCI.NET                                     1(a)
          Term                                        5(a)
          Triggering Cable Parent                     8
          Unaffiliated Third Party                    9
          Upgraded Network Portion                    1(a)
          Upgraded System                             1(a)

(c)  Reasonable Commercial Efforts.
     -----------------------------

Any reference herein to an obligation to use "all commercially reasonable efforts," "reasonable commercial efforts" or any similar level of effort shall mean an obligation to use commercially reasonable efforts, and no difference in the language expressing any such level of effort shall imply any substantively different obligation; provided, however, that the term "reasonable best efforts"
                      --------  -------
as used in Section 7(a), 13(b) and 15 hereof shall be deemed to require a level of effort on the part of @Home which is significantly greater than the level of effort required to satisfy its obligations under a standard requiring use of "commercially reasonable efforts."

The party (the "Obligated Party") that is obligated to utilize "reasonable best
                ---------------
efforts" with respect to any matter shall immediately notify (the "Failure
                                                                   -------
Notice") each party (an "Affected Party") to which the Obligated Party is so
------                   --------------
obligated if the Obligated Party determines that it is not able to accomplish the matter with respect to which it is obligated to use such reasonable best efforts. If any Affected Party (the "Notifying Party") notifies the Obligated
                                      ---------------
Party in writing that the Notifying Party believes that the Obligated Party has not used its reasonable best efforts as to any applicable matter, the Obligated Party shall provide a written response to the Notifying Party and to each other Affected Party within two Business Days (as defined in the Stockholders' Agreement). Any Affected Party shall be entitled to initiate binding arbitration with respect to matters related to the obligation to use reasonable best efforts with CableLabs as the arbitrator. If CableLabs is unwilling or unable to act as arbitrator, any Affected Party shall be entitled to submit the matter to arbitration before the American Arbitration Association ("AAA") in accordance with AAA's then applicable rules and procedures. Any
  ---
arbitration shall be conducted in New York, New York or at such other location that may be selected by mutual agreement of the Obligated Party and each Notifying Party as to such matter. The parties shall utilize the most expedited form of arbitration available with the intent that the matter be resolved within 30 days after submission to the extent practicable. The cost of arbitration shall be borne by the non-prevailing party (as determined by such arbitrator). To the extent such arbitration results in a decision that the Obligated Party has not used its reasonable best efforts and such decision specifies an action to be taken which would constitute such reasonable best efforts, the Obligated Party shall thereafter be required to take such action. The prevailing party shall be entitled to enter a judgment with respect to the arbitrator's determination (which may provide for money damages and/or other forms of legal and/or equitable relief) in any court of relevant jurisdiction and all parties shall be fully bound by the arbitrator's determination. Nothing herein shall limit the right of any party to seek equitable relief in any court of relevant jurisdiction.

2.   CREATION OF MASTER ROLL-OUT SCHEDULE.

In connection with the establishment of @Home's periodic budget and business plan and the periodic amendments to @Home's Business Plan contemplated hereby, each Cable Parent shall deliver to @Home a list of Offered Homes Passed (and the related cable systems) and Projected Commencement Dates for such Offered Homes Passed. Such list shall include, by separate designation, those Offered Homes Passed which are Qualifying Offered Homes Passed. Thereafter, the Cable Parents and @Home shall cooperate in good faith to establish a timetable and schedule in order to coordinate the Cable System Upgrade plans of each Cable Parent with the Network Upgrade plans of @Home so as to attempt to make the @Home Services available to the Offered Homes Passed on or before the applicable Projected Commencement Date in an efficient and economical manner; provided, however, that
                                                         --------  -------
such timetable and schedule shall be determined (i) by giving priority to making the @Home Services available to those Offered Homes Passed which are Qualifying Offered Homes Passed, (ii) in accordance with the respective Projected Commencement Dates relating to such Qualifying Offered Homes Passed and (iii) in proportion to the respective number of Qualifying Offered Homes Passed of such Cable Parents. The schedule determined and approved by the Board of @Home in accordance with the foregoing criteria shall be the "Master Roll-Out Schedule"
                                                     ------------------------
(together with any modifications and adjustments within the applicable Planning Period agreed to by @Home and the applicable Cable Parent following the adoption of the Master Roll-Out Schedule), which shall include, for each Cable Partner, specific plans related to the cable systems to be upgraded, the number of Offered Homes Passed and Qualifying Offered Homes Passed therein and the Proposed Commencement Date therefor, together with such additional information as the parties may agree. Subject to any subsequent adjustments within the applicable Planning Period as may be agreed to by the applicable Cable Parent and @Home, the information set forth therein (x) as to a Cable Parent, shall constitute its representation to @Home that such Cable Parent reasonably believes that the applicable Offered Homes Passed will be made available for distribution of the @Home Services by the applicable Projected Commencement Dates, and (y) as to @Home, shall constitute @Home's agreement to use commercially reasonable efforts to cause the @Home Network to be upgraded in such a way as is necessary in order to cause the @Home Services to be available for distribution to such Qualifying Offered Homes Passed by the applicable Projected Commencement Dates.

3.   EXECUTION OF LOCAL CABLE OPERATOR DISTRIBUTION AGREEMENTS.

Immediately following the establishment of the Master Roll-Out Schedule for each Planning Period, each Cable Parent shall cause those of its Affiliated Operators which own and operate cable systems serving the Offered Homes Passed which have a Projected Commencement Date during such Planning Period to enter into a LCO Agreement with @Home. Each such LCO Agreement shall incorporate therein the relevant matters from the Master Roll-Out Schedule, including but not limited to, the number of Offered Homes Passed for such Operator Territory and the related Projected Commencement Dates.

4.   BUDGETS.

(a) @Home will use commercially reasonable efforts to cause the @Home Services to be available to all Qualifying Offered Homes Passed of the Cable Parents having Projected Commencement Dates within such Planning Period and will use commercially reasonable efforts to comply with the Master Roll-Out Schedule for such Planning Period.

(b) The adoption of a Non-Pro Rata Roll-Out Budget shall require a Supermajority Vote (as defined in the Charter). A Stockholder who has been treated in a non-pro rata manner with respect to a Roll Out Budget and has not voted in favor of such Non-Pro Rata Roll-Out Budget, shall be entitled to a written explanation of such treatment from the Chief Executive Officer and each director who has voted in favor of such Non-Pro Rata Roll-Out Budget.

(c) In the event a Cable Parent believes that any Roll-Out Budget approved by a majority of the Board constitutes a Non-Pro Rata Roll-Out Budget, such Cable Parent shall promptly notify the Board of such belief and present evidence of such claim.

5.   CABLE PARENT EXCLUSIVITY PROVISIONS.

(a) During the Restricted Period, no Cable Parent will, and each Cable Parent will cause any Person that is or shall become a Controlled Affiliate of such Cable Parent not to, directly or indirectly (i) conduct or engage in any Restricted Business (as defined below), (ii) participate (whether by means of a management, advisory, operating, consulting or similar agreement or arrangement) in any Restricted Business, or (iii) have any record or beneficial equity interest, either as a principal, trustee, stockholder, partner, joint venturer or otherwise, in any Person which so conducts, engages in or participates in, any Restricted Business. Notwithstanding the foregoing, the provisions of this
Section 5 shall not: (x) prevent the beneficial ownership for investment purposes of 10% or less of any class of equity securities of any such Person which is a Public Company; (y) prevent any Exempt Acquisition (as defined below), the operation of any Exempt Restricted Assets (as defined below) or any Non-Control Acquisition (as defined below) (in each case, subject to compliance with the other provisions hereof); and (z) be applicable to any Restricted Business in which a Cable Parent or its Controlled Affiliate engaged or participated in, or in which such Cable Parent or Controlled Affiliate beneficially owns any equity interests, in each case as of the Execution Date; provided, that the level or scope of such Person's engagement, participation or
--------
equity ownership is not increased during the Restricted Period other than in accordance with instruments or agreements which were in effect on the Execution Date. In addition, the provisions of this Section shall not be applicable with respect to any Operator Territory to the extent that the Cable Parent Exclusivity Provisions (as defined below) have been terminated as to such Operator Territory or following the expiration of the Term (as defined in the LCO Agreement) of the applicable LCO Agreement; provided, however, that
                                                --------  -------
regardless of any release of an Operator under an LCO Agreement with respect to a specified Operator Territory, the restrictions set forth in clause (iii) of the first sentence of this Section 5 (a) shall continue nonetheless to be applicable to such released Operator for the applicable Restricted Period. For purposes of this MDA Term Sheet, the term (A) "Non-Control Acquisition" shall
                                               -----------------------
mean any acquisition of beneficial ownership of equity securities of any Person which are registered under the Exchange Act, if none of such Cable Parent or any Controlled Affiliate of such Cable Parent shall Control or be under common Control with such Person, and (B) "Restricted Business" shall mean (1) the
                                   -------------------
provision of a residential Internet Service over the cable television plant or equipment of any Cable Parent or its Controlled Affiliates at bit rate speeds greater than 128 kbps whose primary purpose is the provision to consumers of entertainment, information content, transactional services or e-mail, chat and news groups or substantially similar services (a "Consumer Purpose"), (2) the
                                                  ----------------
connection by any Cable Parent or any Controlled Affiliate thereof of its cable television plant and equipment directly or indirectly to any Internet Backbone for a Consumer Purpose at bit rate speeds greater than 128 kbps, or (3) the business of providing or engaging in any Internet Backbone Service, in each of the above cases of clauses (1), (2) and (3), (x) other than any such service to be offered by @Home and (y) within the United States of America; provided, however, that notwithstanding the provisions of clauses (1) and (2) of subsection (B) above (and regardless whether or not such service or other activity is otherwise within the definition of the term "Restricted Business"), "Restricted Business" shall not include: (i) the creation or aggregation of content; (ii) the provision by any Cable Parent of telephony services (i.e., the provision of conventional telephone service, including POTS and ISDN) to its subscribers, provided that any use of or connection to any Internet Service in connection with the provision of such telephony services shall be (x) pursuant to a subscriber dial-up of an Internet Service provider and (y) at bit rate speeds of 128 kbps and below; (iii) the provision of services which are primarily work-related ("Internet Work Services"); (iv) the provision of any Internet Services not
  ----------------------
using a Cable Parent's cable television plant; (v) the provision of any Internet Service that is a Local Service; (vi) the provision of services which are primarily utilized to connect students to schools, colleges and universities; and (vii) the provision of Internet telephony, Internet video telephony, or Internet video conferencing; (viii) the provision of Internet Services (x) which are primarily intended for display on a television (provided that any Internet Service that is displayed on a computer monitor or television that also functions as a display device for a personal computer shall not be deemed to be primarily intended for display on a television unless such personal computer is equipped with a television tuner and such personal computer is functioning as a television display device through such monitor or television at such time as the Internet Services are provided) and (y) that provide the user with no more than limited access to the Internet that is of a type and quality that is substantially less comprehensive than that offered by a typical Internet service provider (such as AOL, CompuServe, Netcom or WebTV); (ix) the provision of primarily downstream Internet Services where the user cannot send commands in the upstream direction by means of telecommunications connectivity to the source of such downstream Internet Services in real-time (i.e., with typical latencies of less than five minutes); or (x) the provision of Video Services. In addition, notwithstanding the prohibitions set forth in this Section 5(a), each Cable Parent shall be entitled to engage or participate in limited testing, trials and similar activities with respect to any Restricted Business so long as (I) such engagement or participation is solely for testing or trial purposes, (II) such Cable Parent makes any such service available to a limited number of Homes Passed (as defined in the Stockholders' Agreement) (which shall not exceed 50,000 in the aggregate), (III) the duration of such testing or trial does not exceed six months and (IV) the public disclosures made by such Cable Parent shall not characterize or represent such service as other than a test or trial. Each Cable Parent agrees that, subject to any applicable confidentiality obligations, it will advise @Home of its intention to conduct such testing, trial or other activity, and @Home and each Cable Parent agree to discuss in good faith arrangements to conduct such testing or trial jointly, provided that neither party shall be under any obligation to agree to any joint testing arrangements.

(b) In the event that, during the Restricted Period, any Cable Parent or any of its Controlled Affiliates desires to enter into or conduct any business in the United States which would not be a Restricted Business but which requires the utilization or other implementation of both the cable plant of such Cable Parent or its Controlled Affiliates and an Internet Backbone Service, then such Cable Parent or its Controlled Affiliate shall first offer to @Home the opportunity to provide such Internet Backbone Service in accordance with the provisions of this
Section 5 (b); provided that neither such Cable Parent nor its Controlled
               --------
Affiliate shall be obligated to make such offer if the business to be conducted or entered into would involve obtaining the Internet Backbone Service from a Person or group of Persons that is offering to provide such service or cause such service to be provided only in a package with other products or services that are integral to such other business. Notwithstanding the foregoing proviso, nothing herein contained shall be deemed to modify any Cable Parent's obligations pursuant to Section 5 (a). Such offer shall include a specification of the requirements for such Internet Backbone Service and a good faith estimate of the most favorable terms and conditions on which such Internet Backbone Service is available to such Cable Parent or its Controlled Affiliate from third parties. If @Home proposes to provide such Internet Backbone Service within a reasonable period of time following such offer, then, the Cable Parent or its Controlled Affiliate and @Home will negotiate in good faith the terms and conditions under which @Home would provide such Internet Backbone Service. Unless the terms and conditions upon which @Home is to provide such service following such negotiation are less favorable to such Cable Parent or its Controlled Affiliate than those available from a third party, then such Cable Parent or Controlled Affiliate shall select @Home to provide such Internet Backbone Service on such terms and conditions so offered. In consideration of the Cable Parent's agreement to provide @Home such opportunity to provide such Internet Backbone Service, @Home agrees that it will not propose to provide such Internet Backbone Service unless it reasonably believes that it is able to provide the Internet Backbone Service so requested.

(c)(i) In the event that at any time during the Restricted Period, a Cable Parent and/or any Person that is or shall become a Controlled Affiliate such Cable Parent, shall acquire beneficial ownership of at least a majority of the then outstanding voting power of any Person, which such Person is not principally engaged in any Restricted Business, but nonetheless, directly or indirectly, owns, leases or otherwise operates facilities (the "Exempt Restricted Assets") which, if operated
                         ------------------------
        independently, would constitute a Restricted Business (an "Exempt
                                                                ------
        Acquisition"), the provisions of this Section 5 (c) shall be applicable
        -----------
        such Exempt Restricted Assets. In the event that at any time during the Restricted Period, a Non-Control Acquisition shall occur and if at any during the Restricted Period the beneficial ownership of equity security giving rise thereto shall cease to qualify as a Non-Control Acquisition any reason, a "Control Acquisition" shall have occurred and then the
                       -------------------
        provisions of this Section 5 (c) shall be applicable to the assets and business of the Person which is the subject of such Control Acquisition which, if operated independently would constitute a Restricted Business (the "Control Restricted Assets," and together with any Exempt Restrict
              -------------------------
        Assets, the "Restricted Assets").
                     -----------------

(ii) In the event of any Exempt Acquisition or any Control Acquisition, the applicable Cable Parent will (and will cause any Person which is or shall become a Controlled Affiliate of such Cable Parent to) use reasonable commercial efforts to divest any Restricted Assets so acquired unless such divestiture would be adverse to the tax structure of any Exempt Acquisition or Control Acquisition; provided, however, that such Cable Parent shall be required to use reasonable commercial efforts to divest such assets within a reasonable period following the time such divestiture would not be adverse to the tax structure of such acquisition, in which event all parties would reasonably cooperate to cause such divesture to be accomplished on a tax-efficient basis. Such reasonable commercial efforts shall be deemed to include an auction of such Restricted Assets. Notwithstanding the foregoing, such Cable Parent will not be required to dispose of such Restricted Assets if it would not realize the fair market value thereof (it being agreed that the fair market value thereof will be computed by reference to the overall acquisition price in the Exempt Acquisition or Control Acquisition). The provisions of clauses (iii), (iv) and (v) of this Section 5 (c) shall apply to any such disposition.

(iii) Such Cable Parent shall not, and shall not permit any Person which is or shall become a

                                      -18

     Controlled Affiliate of such Cable Parent to, sell, transfer or otherwise dispose of all or any substantial portion of such Restricted Assets, unless prior to any such sale, transfer or other disposition, such Cable Parent shall have offered by written notice to sell to @Home (or its Controlled Affiliate) all or such portion of the Restricted Assets at a specified price (the "Offer Price") and shall have allowed such offer to
                           -----------
     remain open and available for acceptance for a period of at least 30 calendar days. In the event that such offer is not accepted within such 30-day period, such Cable Parent or such Controlled Affiliate shall be free to offer such Restricted Assets to any other Person, provided, however,
                                                          --------  -------
     that such Cable Parent shall not, and shall not permit any Person which is or shall become a Controlled Affiliate of such Cable Parent to, offer to sell, transfer or otherwise dispose of such Restricted Assets, and shall not sell, transfer or otherwise dispose of any of such Restricted Assets, for a price less than the Offer Price or on terms which are more favorable to such offeree than the terms on which such Restricted Assets were offered to @Home, in either case without first complying again with the provisions of this clause (iii).

(iv) In the event that @Home shall accept any such offer described in clause
     (iii), the closing of the purchase of the Restricted Assets shall take place at the principal office of such Cable Parent on the later of (x) the fifth business day after the expiration of the 30-day period after the giving of the notice set forth in clause (iii), and (y) the fifth business day after the receipt of any required governmental approval or the expiration or termination of any waiting period, including any waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").
                            -------

(v) The foregoing provisions of this subsection (c) shall be applicable to successive transfers or other dispositions of all or any portion of the Restricted Assets by such Cable Parent or any Person which is or shall become a Controlled Affiliate of such Cable Parent.

The provisions of this section are referred to herein as the "Cable Parent
                                                              ------------
Exclusivity Provisions."  The obligations under the foregoing Cable Parent
----------------------
Exclusivity Provisions shall automatically terminate as to the applicable Operator Territory upon the consummation of the sale or transfer of such cable television system by a Cable Parent or its Controlled Affiliate to a third party (other than a third party which is a Cable Parent or a Controlled Affiliate of a Cable Parent).

6.   COMCAST NON-EXCLUSIVITY PROVISIONS.

(a) At any time following the third anniversary of the Execution Date, Comcast Cable, by 90 days advance written notice to each other Stockholder and @Home, shall have the right ("Comcast Non-Exclusive Right") to terminate the Cable
                       ---------------------------
Parent Exclusivity Provisions as to itself and its Controlled Affiliates; provided, that in the event that Comcast Cable exercises the Comcast Non-
--------
Exclusive Right, @Home shall have the right (the "@Home Repurchase Right") to
                                                  ----------------------
repurchase from the Comcast Stockholder Group the applicable amount of Subject Shares at the applicable Subject Securities Purchase Price. The term "Subject
                                                                      -------
Shares" shall mean, with respect to any exercise of the Comcast Non-Exclusive
------
Right during the time periods specified below, the applicable percentage set forth below of the Company Securities (i) originally issued to Comcast Cable at the closing under the Stock Purchase Agreement (as defined in the Stockholders= Agreement), together with (ii) any Company Securities purchased by any member of the Comcast Stockholder Group upon the exercise of their preemptive rights pursuant to the Stockholders' Agreement, in each case as appropriately adjusted to take into account any stock splits, stock dividends, reverse splits or recapitalization occurring after the Execution Date.

                                                PERCENTAGE OF
 DATE OF EXERCISE OF COMCAST                 COMPANY SECURITIES
     NON-EXCLUSIVE RIGHT                    SUBJECT TO REPURCHASE
 ----------------------------               ---------------------
   After third anniversary of                        55%
   Execution Date until and
   including fourth anniversary
   thereof


   After fourth anniversary of                       30%
   Execution Date until and
   including fifth anniversary
   thereof

   After fifth anniversary of                        10%
   Execution Date until and
   including sixth anniversary
   thereof

     The "Subject Securities Purchase Price" shall mean the original purchase
          ---------------------------------
price paid by the Comcast Stockholder Group to @Home upon the original issuance of the applicable Subject Shares, as such price may be appropriately adjusted in the event of any stock split, reverse split, stock dividend or other reclassification of the capital stock of the Company occurring after the date of issuance of the applicable Subject Shares; provided, however, that (i) the
                                           --------  -------
purchase price of any Subject Shares issued upon the conversion or exchange of any other security shall be equal to the purchase price of such other security plus any amounts payable by the holder thereof in connection with such conversion or exchange of such security divided by the number of such Subject Shares issued upon such conversion or exchange, (ii) the purchase price of any Subject

Shares issued upon the exercise of any option, warrant or other right shall be the exercise price thereof plus any consideration paid in connection with the acquisition of such option, warrant or other right, (iii) the purchase price of any Subject Shares which is an option, warrant or other right shall be the amount of consideration paid in connection with the acquisition of such option, warrant or other right, and (iv) the purchase price of any Subject Shares acquired pursuant to any stock dividend shall be the par value of such security, or if there is no par value, $.01.

(b) The @Home Repurchase Right may only be exercised by @Home in the event that Comcast Cable exercises the Comcast Non-Exclusive Right; any other termination of the Cable Parent Exclusivity Provisions shall not entitle @Home to exercise the @Home Repurchase Right and such other termination of the Cable Parent Exclusivity Provisions shall automatically terminate the @Home Repurchase Right as to all Subject Shares held by the Comcast Stockholder Group (except to the extent that the @Home Repurchase Right has been previously exercised or is then exercisable as to any of such Subject Shares in connection with the exercise of the Comcast Non-Exclusive Right). In the event that Comcast elects to irrevocably terminate its right to exercise the Comcast Non-Exclusive Right at any time prior to such time as the @Home Repurchase Right has become exercisable as a result of the exercise of the Comcast Non-Exclusive Right, it shall deliver an instrument to such effect to @Home whereupon the @Home Repurchase Right and Comcast's right to exercise the Comcast Non-Exclusive Right shall terminate.

(c) Notwithstanding any other provision contained in this MDA Term Sheet or in the Stockholders' Agreement, until the earlier to occur of (i) such time as none of the Subject Shares would be subject to the @Home Repurchase Right in the event of an exercise of the Comcast Non-Exclusive Right or (ii) such time as Comcast irrevocably terminates its right to exercise the Comcast Non-Exclusive Right pursuant to the last sentence of Section 6(b), neither Comcast Sub nor any member of the Comcast Stockholder Group shall be entitled to Transfer (other than to another member of the Comcast Stockholder Group that agrees to be bound by the provisions of this MDA Term Sheet and the Stockholders' Agreement) any Subject Shares that would be subject to the @Home Repurchase Right were Comcast Cable to exercise the Comcast Non-Exclusive Right.

(d) Nothing herein shall limit the right of any member of the Comcast Stockholder Group to sell shares of Series A Common Stock pursuant to Section
4.5 of the Stockholders' Agreement without regard to whether such shares are Subject Shares, and the @Home Repurchase Right shall terminate as to any such shares so sold; provided, that in connection with any such sale, Comcast shall
                --------
be deemed to have sold first those Company Securities not subject to the @Home Repurchase Right. After such a sale, the @Home Repurchase Right shall continue as to any Subject Shares not so sold and the Comcast Non-Exclusive Right shall remain in effect without modification.

7.   @HOME EXCLUSIVITY PROVISIONS.

(a)(i) Notwithstanding anything to the contrary set forth in this MDA Term Sheet (but subject to the other provisions of this Section 7), until the later to occur of (x) such time as the applicable Cable Partner ceases to be an Exclusive Stockholder (except as a result of the event specified in clause (y) below) or (y) in the event the applicable Cable Partner ceases to be an Exclusive Stockholder as a direct result of a termination of the Cable Parent Exclusivity Provisions in connection with a TCI Performance Default, the sixth anniversary of the Execution Date, but subject to the requirements of applicable law and the other terms and conditions of this MDA Term Sheet and the Stockholders' Agreement, @Home agrees that neither it nor its Controlled Affiliates will (A) offer or provide Internet Services (or any comparable services with comparable capabilities) at bit rate speeds of greater than 128 kbps to residences (including, without limitation, individual dwelling units within a multiple dwelling unit) in the geographic area served by the cable systems owned by a Cable Parent whose Stockholder Group includes an Exclusive Stockholder (an "Exclusive
                                                                       ---------
        Cable Parent") and its Controlled Affiliates (the "Exclusive Territory")
        ------------                                       -------------------
        other than through the use of the Operator Facilities of such Exclusive Cable Parent and its Controlled Affiliates pursuant to, or as otherwise contemplated by, this MDA Term Sheet, or (B) offer, provide or distribute any Excluded Service (whether offered, provided or distributed by @Home or a third party) to residences (including, without limitation, individual dwelling units within a multiple dwelling unit) in the Exclusive Territory, or (C) advertise, promote or market, or carry or otherwise distribute advertising or promotions with respect to, any such Excluded Service within the Exclusive Territory, in each case without the prior written consent of such Affiliated Operator of such Exclusive Cable Parent; provided, however, that subject to @Home's
                                --------  -------
        compliance with the provisions of clauses (B) and (C) above, @Home shall not incur liability to any Cable Parent or Affiliated Operator in the event that subscribers in any such Exclusive Territory obtain access to such Excluded Services by utilizing the capabilities of the @Home Service. To the extent that any such Cable Parent grants @Home consent to promote, offer or distribute any Excluded Service in the Operator Territory of any of its Affiliated Operators, the terms and provisions upon which such Excluded Service shall be distributed (including the compensation payable to @Home in respect thereof) shall be as the parties may agree; provided, however, that the terms and provisions of
                           --------  -------
        @Home's distribution of such Excluded Service (including the compensation payable to @Home) shall be subject to the MFN.

(ii) @Home and the Cable Parents agree that in addition to the limitations applicable to @Home set forth in subsection (a)(i) above with respect to the offer, provision or distribution of Video Services in any Exclusive Territory, @Home will not initially offer, provide, distribute, advertise, promote or market any Video Service in any individual Area of Dominant Influence ("ADI") (as such term is defined by the Federal Communications Commission) which, as of the date of the initial offering of Video Services to @Home subscribers located in such ADI, includes an Exclusive Territory of a Cable Parent, unless it shall have received the prior written consent of a Supermajority of the Affected Cable Parents; provided, that (A) @Home will be entitled to seek the foregoing consent of the applicable Affected Cable Parents as to any ADI on multiple occasions (notwithstanding any prior refusal of the applicable Affected Cable Parents at the time of any such prior refusal to give such consent), (B) no such consent shall be required as to any ADI at any time when there are no Affected Cable Parents as to such

        ADI (notwithstanding whether one or more Cable Parents subsequently becomes an Affected Cable Parent as to such ADI), and (iii) the effectiveness of any such consent shall not be affected by any subsequent acquisition or disposition of cable systems by one or more Cable Parents (or other events affecting the number of cable television subscribers) in the applicable ADI. The term "Supermajority of Affected
                                                      --------------------------
        Cable Parents" shall mean those Cable Parents having two-third (66-2/3%)
        -------------
        of the number of cable television subscribers located in such ADI of all Cable Parents having an Exclusive Territory within such ADI (each such Cable Parent, an ("Affected Cable Parent")
                           ---------------------

(iii) For purposes of this Section 7(a), (x) @Home's agreement not to offer, provide or distribute any Video Service shall require it to use its reasonable best efforts to block or otherwise impair a user's ability to connect to any such Video Service through the @Home Service, to provide notice to the applicable Cable Parent to the extent @Home determines that subscribers of such Cable Parent are in fact connecting to any such Video Service and to provide all Cable Parents with any software or other technology which becomes available to @Home to monitor or block such usage of Video Service and (y) restrictions set forth in this
        Section 7(a) with respect to Excluded Services shall not be applicable to Internet Work Services which do not offer or make available services to residences. The provisions of this Section 7(a) are hereinafter referred to collectively as the "@Home Exclusivity Provisions."
                                          ----------------------------

(iv) @Home acknowledges and agrees that each LCO Agreement entered into following May 15, 1997 will contain a provision in which the applicable Operator acknowledges and agrees to the existence and enforcement of the @Home Exclusivity Provisions (including the enforcement of the rights of any Affected Cable Parent(s) pursuant to clause (ii) above) as to any ADI(s) containing all or a portion of the applicable Operator Territory, and agrees that such Operator will not sue or threaten to sue, or seek or attempt to cause any person to commence or threaten any governmental or regulatory action or investigation against @Home or any Cable Parent as a result of or in connection with the enforcement of the @Home Exclusivity Provisions (including the provisions of such clause (ii)).

(b) The provisions of Section 7(a) shall not be applicable with respect to any Operator Territory to the extent that the @Home Exclusivity Provisions have been terminated as to such Operator Territory or following the expiration of the Term of the applicable LCO Agreement.

8.   NON-PERFORMANCE OF TCI.

In the event that TCI shall be in Performance Default on June 4, 1999 (the

"First Determination Date"), then the applicable Triggering Cable Parent (as
-------------------------
defined below), if any, shall, by written notice to @Home, TCI and each other Cable Parent, delivered within 60 days of the First Determination Date, be entitled to terminate the Cable Parent Exclusivity Provisions as to all Cable Parents and their Controlled Affiliates, such termination to be effective as of the date of such notice. In the event that there is a Performance Default on the First Determination Date but the applicable Triggering Cable Parent does not elect to terminate the Cable Parent Exclusivity Provisions within the period specified above, then following each succeeding anniversary thereafter during the Restricted Period (each such anniversary, a "Subsequent Determination Date")
                                                 -----------------------------
upon which TCI shall be in Performance Default, the applicable Triggering Cable Parent, if an Eligible Cable Parent, shall have the right, exercisable by written notice to @Home, TCI and each other Cable Parent, delivered within 60 days of such Subsequent Determination Date to terminate the Cable Parent Exclusivity Provisions. The term "Triggering Cable Parent" shall mean the High
                                   -----------------------
C as of the applicable date of determination or, if one of Comcast Cable or CCI
(a) is no longer an Eligible Cable Parent or (b) is acquired by TCI, the remaining Eligible Cable Parent or Cable Parent not acquired by TCI, as the case may be, between Comcast Cable and CCI. An "Eligible Cable Parent" shall mean
                                            ---------------------
any Cable Parent which is a member of a Stockholder Group which includes an Eligible Stockholder.

9.   MOST FAVORED NATIONS PROVISIONS.

Each Cable Parent and its Controlled Affiliates will be entitled to "most favored nation" ("MFN") (a) terms and conditions of carriage with respect to the
                  ---
distribution of the @Home Services or any services provided to an Eligible Cable Parent pursuant to Section 18(c) below (which distribution or other services for purposes of this Section 9 shall not include the distribution or promotion of a content provider's services) and (b) terms and conditions of the Trademark License Agreement (as defined below), and any Ancillary Services Arrangements (as defined in the LCO Agreement), in each case, including all direct and indirect benefits as a result of a transaction with @Home that are no less favorable than those offered to any other Operator, individually or collectively from time to time. Such MFN status shall require identical treatment of all Cable Parents and their respective Controlled Affiliates (without regard to the size (through volume discounts or otherwise) or identity of such Cable Parent or its ownership of @Home securities) (x) with respect to the terms of the distribution arrangements (including the Trademark License Agreement and any Ancillary Services Arrangements) (other than the duration of any distribution agreement arising from the provisions of the Term of the LCO Agreement) granted to any Cable Parent and its Controlled Affiliates and (y) with respect to all of the terms of such distribution arrangements provided to third party providers which are not members of a Stockholder Group (an "Unaffiliated Third Party"),
                                                  ------------------------
other than with respect to (i) whether @Home requires that an unaffiliated Operator agree to provisions similar to the Cable Parent Exclusivity Provisions as to the applicable Operator Territory, (ii) the level of commitment related to the Cable System Upgrade and the remedies of @Home in the event of any failure to upgrade such systems by the Projected Commencement Date, (iii) percentage splits granted to Unaffiliated Third Parties in the event the Board of @Home, by a Required Either E Cable Parent Election (as defined in the LCO Agreement), elects to increase the percentage split to @Home (in which case the percentage split to @Home would be so increased with respect to all future periods with respect to all Operators which are Cable Parents or Controlled Affiliates of a Cable Parent with respect to any existing LCO Agreement (regardless of the existing provisions thereof) or any LCO Agreement entered into in the future, while the LCO Agreements of Unaffiliated Third Parties in effect at the time of such change would not be so affected), and (iv) the duration of any distribution agreement. In addition, each Cable Parent and its Controlled Affiliates shall be entitled to MFN status with respect to the terms of any sales agency agreement pursuant to which it is authorized to enter into .Com Agreements on behalf of @Home.

10.  CHANGE OF CONTROL OF TCI.

Following the occurrence of a TCI Change of Control, either CCI or Comcast Cable, so long as it is an Exclusive Stockholder, shall be entitled to elect to terminate the Restricted Period as to all Cable Parents and their Controlled Affiliates by giving written notice to such effect to each other Stockholder and @Home, in which case no Cable Parent or its Controlled Affiliate shall have any remaining obligations under the Cable Parent Exclusivity Provisions.

11.  CHANGES IN MASTER ROLL-OUT SCHEDULE.

If a Cable Parent determines that it or one of its Controlled Affiliates will not be able to fulfill its commitment with respect to the commencement of the availability of the @Home Services as of the Projected Commencement Date, it will immediately notify @Home, and, if such notice is given at least 180 days prior to the applicable Projected Commencement Date, the Cable Parent shall be entitled to substitute one or more other cable systems having substantially the same number of Homes Passed as were required to be delivered by such date for commencement of the @Home Services on that Projected Commencement Date, subject to the approval of @Home, which will not be unreasonably withheld so long as the substitute systems have similar characteristics in terms of number of Homes Passed and will not cause a material increase in @Home's expenses or have a material adverse impact on @Home's ability to meet its other commitments under the Master Roll-Out Schedule, in which case such substitute cable systems shall retain the same roll out priority and Projected Commencement Date as the cable systems they replaced. For purposes of the foregoing sentence, the substitution of any cable systems that are not Qualifying Systems will be deemed to have such an impact unless such cable systems are located in an area included in the current Master Roll-Out Schedule or in which @Home has already commenced offering the @Home Services. Any changes to the Master Roll-Out Schedule pursuant to this paragraph shall be incorporated in the affected LCO Agreements, and the applicable Cable Parent shall cause the Operator of any such substituted cable system to enter into an LCO Agreement. Notwithstanding the foregoing, nothing herein shall limit the right of a Cable Parent or its Affiliated Operator, at any time prior to the Commencement Date (as defined in the LCO Agreement), to remove any of its cable systems from the Master Roll-Out Schedule and/or terminate any existing LCO Agreement in respect thereof, subject to its obligations set forth in such LCO Agreement (including, but not limited to, the payment to @Home of the @Home Specified Remedy (as defined in the LCO Agreement) and the release of @Home from the @Home Exclusivity Provisions with respect to such Operator Territory).

12.  LOCAL CONTENT PROGRAMMING.

Each Operator, as to its cable system, or each Cable Parent, as to one, several or all cable systems owned by it and its Controlled Affiliates, shall be entitled to create, author, promote and otherwise engage in the business related to Local Content offerings. Within the @Home First Page, each Affiliated Operator shall be allocated the Local Area. Each Affiliated Operator or Cable Parent, as the case may be, shall be entitled to program its Local Area as it shall determine in its sole discretion, subject only to the Style Guidelines (as defined in the LCO Agreement).

13.  @HOME PROGRAMMING.

(a) @Home shall be entitled to create, author and promote such content provider offerings as it shall determine, and shall have the right to program the National Area in its sole discretion, subject to the Cable Parent Exclusion Right, the Cable Parent Access Blocking Right and the provisions of Sections 7 and 13(b). @Home and each Cable Parent will use commercially reasonable efforts to cooperate with each other in the creation of the @Home First Page (including the coordination of the programming of the National Area and each Local Area) so as to optimize the consumer appeal of the @Home web site.

(b) @Home agrees that it will use its reasonable best efforts to (i) consult with and involve each of the Cable Parents in the development of requirements for and design of enhancements to the @Home Service and new features and new applications proposed to be included in the @Home Service (collectively, "Enhancement and Addition") and (ii) coordinate closely with each Cable Parent
 ------------------------
with respect to the introduction of any Enhancement and Addition which would or could have a significant effect upon the operations or business of the Cable Parent with respect to its delivery of the @Home Service to its customers, including, but not limited to, effects upon network transmission operations, customer service operations or marketing operations. In addition, @Home will notify each Cable Parent not less than 60 days prior to the proposed date of introduction of such Enhancement and Addition with respect to such proposed introduction date and all material details related thereto. In the event that @Home receives not later than the 30th day preceding such proposed introduction date, from Cable Parents representing a majority of the aggregate number of Residential Subscribers of all of the Cable Parents, written notice objecting to such Enhancement and Addition, @Home shall postpone the introduction of the Enhancement and Addition in the Operator Territories of the objecting Cable Parents, and shall thereafter negotiate with all Cable Parents and use its commercially reasonable efforts to implement such changes as @Home and such Cable Parents agree are necessary in order to cure such objections. Upon reaching agreement with Cable Parents representing a majority of the aggregate number of Residential Subscribers of all of the Cable Parents, @Home shall thereafter introduce such Enhancements and Addition to the @Home Service. Notwithstanding the foregoing, the provisions of this Section 13(b) shall be subject in all respects to the provisions of Section 7(a).

14. EXECUTION OF PROMOTIONAL AGREEMENTS AND EXERCISE OF CABLE PARENT EXCLUSION RIGHT.

(a) Each Promotional Agreement shall provide that such content provider's right to presentation on the National Area shall be subject to the exercise of the Cable Parent's Exclusion Right and to @Home=s obligations with respect to the @Home Exclusivity Provisions. Upon execution of a Promotional Agreement, @Home shall provide written notice thereof by fax or e-mail to a designated contact person at each Cable Parent. Such written notice shall include (i) the identity of the content provider, (ii) a description outlining in reasonable detail the content to be offered by such provider, (iii) the position in the National Area to be assigned to such content provider, and (iv) an outline of the other terms and conditions of such Promotional Agreement. Each Cable Parent will thereafter have the right to exercise its Cable Parent Exclusion Right with respect to Specified Promotions as to some or all of its Affiliated Operators distributing the @Home Service. In order to exercise such right, the Cable Parent shall deliver reasonable notice of its exercise of the Cable Parent Exclusion Right to @Home which will become effective within a reasonable period of time after such notice.

(b) An exercise of the Cable Parent Exclusion Right shall result in (x) the exclusion from the National Area of any or all Specified Promotions (as defined below) with respect to a Specified Brand (as designated by the applicable Cable Parent) and (y) the replacement of such promotions (e.g., replacement of the excluded "button") by other promotions of the same type (e.g., replacement of an excluded button with another button) as selected by @Home.

(c)  The term "Specified Promotions" shall mean any or all promotions in the
               --------------------
National Area relating to the Specified Brand of a content provider (as designated by the applicable Cable Parent). A "Content Provider Group" shall
                                               ----------------------
mean a content provider that has entered into one or more Promotional Agreements for the purpose of placing Specified Promotions in the National Area with respect to a number of Specified Brands. The term "Specified Brand" means one or
                                                   ---------------
more substantially similar brand names utilized by a content provider in connection with the promotion of its business identified by such brand name(s). By way of example, Turner Broadcasting System, Inc. ("TBS") and its subsidiaries
                                                      ---
would be considered a Content Provider Group; WTBS and TNT would be considered to be two Specified Brands because they represent distinct brand names (albeit in the same line of business). A Cable Parent electing to exercise its Cable Parent Exclusion Right with respect to WTBS and TNT would be deemed to have excluded two Specified Promotions to the extent that it elected to exclude both WTBS and TNT. Similarly, a Cable Parent electing to exercise its Cable Parent Exclusion Right with respect to a content provider which elected to use only one Specified Brand to promote several related sites using substantially similar brand names (for example, QVC Diamonds, QVC Clothes, QVC Electronics, etc.) would be deemed to have exercised its exclusion right with respect to one Specified Brand.

(d) A Cable Parent shall be entitled to exercise its Cable Parent Exclusion Right from time to time in its sole discretion. In the event that the number of Specified Brands excluded by a Cable Parent exceeds its Exclusion Limit, then the Cable Parent Premium Service Revenue Split shall be subject to adjustment as provided below. The exercise of the Cable Parent Exclusion Right with respect to a Specified Brand will be counted toward the Exclusion Limit regardless of whether such Cable Parent exercises the exclusion right with respect to some or all of its Affiliated Operators or with respect to some or all of the Specified Promotions as to such Specified Brand. For purposes of the determination of whether or not a Cable Parent has exceeded its Exclusion Limit, there shall not be included as Specified Brands (i) a single Competitor Exclusion (as defined below) or (ii) any exclusions which are Discretionary Exclusions (as defined below). A "Competitor Exclusion" shall mean the exclusion of the Specified
           --------------------
Promotion(s) as to a single Specified Brand provider or service which is a competitor to a content provider or service which is an affiliate of such Cable Parent; provided, that, if Comcast Cable elects to use its Competitor Exclusion
        --------  ----
with respect to Specified Promotions of the Home Shopping Network, Inc. ("HSN"),
                                                                          ---
such exclusion shall be deemed to apply to all electronic retailing businesses of HSN without regard to brand name. A "Discretionary Exclusion" shall mean a
                                        -----------------------
exclusion based upon (i) such Cable Parent's good faith determination that the content to be offered constitutes pornographic or other immoral or overly violent subject matter, (ii) such Cable Parent's reasonable determination that the content to be offered may adversely impact an Affiliated Operator's franchise to deliver cable television service and/or the @Home Service or (iii) such Cable Parent's good faith determination that such promotions may relate to promotions in respect of any Person providing Video Services.

(e)  The "Exclusion Limit" of each Cable Parent shall be three Specified Brands,
          ---------------
which Specified Brands may be changed by the applicable Cable Parent at any time upon reasonable advance notice to @Home. In the event a Cable Parent exceeds its Exclusion Limit, then during the monthly billing period in which such Cable Parent has exceeded its Exclusion Limit the Premium Service Revenue Split (as defined in the LCO Agreement) between the Operators that are Controlled Affiliates of such Cable Parent and @Home shall be adjusted to (x) decrease the Premium Service Revenue Split to such Operators and (y) increase the Premium Service Revenue Split to @Home from such Affiliated Operators in accordance with the following schedule:


                The Highest Number by        Operator's        @Home's
                which such Cable Parent's    Adjusted          Adjusted
                Exclusion of Specified       Premium           Premium
                Brands Exceeds its           Service           Service
                Exclusion Limit in a         Revenue           Revenue
                billing month                Split             Split
                --------------------------   -----------       ----------
                          1                    56%               44%
                          2                    51%               49%
                          3                    45%               55%
                          4                    38%               62%
                          5                    29%               71%
                          6                    17%               83%
                          7                     6%               94%
                          8+                    0%               100%

In connection with any change to the Premium Service Revenue Splits which has been approved in accordance with the provisions of the LCO Agreement, the above revenue splits shall be correspondingly adjusted.

15. EXECUTION OF .COM AGREEMENTS AND EXERCISE OF CABLE PARENT ACCESS BLOCKING RIGHT.

(a) Each .Com Agreement and Promotional Agreement shall provide that the content provider's right to connectivity over the @Home Service to subscribers of any Affiliated Operators shall be subject to the exercise of the Cable Parent Access Blocking Right and to @Home's obligations with respect to the @Home Exclusivity Provisions. Upon execution of a .Com Agreement, @Home or any Cable Parent or Controlled Affiliate acting as a sales agent on behalf of @Home, shall provide written notice thereof by fax or e-mail to a designated contact person at @Home and each other Cable Parent, as applicable. Such written notice shall include (i) the identity of the content provider and (ii) a description outlining in reasonable detail the content to be offered by such provider. Upon exercise of its Cable Parent Access Blocking Right, such Cable Parent shall deliver reasonable notice of its exercise of such right to @Home and the other Cable Parents which will become effective within a reasonable period of time after such notice. Subject to the other terms of this section, such Cable Parent shall thereafter have the right to block the access by its subscribers of the @Home Service to (1) any content offering with respect to which such Cable Parent would have been entitled to exercise its Cable Parent Exclusion Right as a Discretionary Exclusion (a "Discretionary Access Exclusion") and (2) any
                              ------------------------------
content provider which is attempting to provide Video Services exceeding the duration limit set forth in the Specifications and Standards; provided, however,
                                                              --------  -------
that the Cable Parent's election to exercise its rights pursuant to this clause
(ii) shall not affect @Home's obligations pursuant to Section 7(a). Subject to the next sentence, the exercise of the Cable Parent Access Blocking Right shall be the sole responsibility of the Cable Parent so exercising it (including, but not limited to, the determination of the technological means to block such access), and each Cable Parent agrees that its exercise of such blocking right will be done in such a way that it does not otherwise interfere in any significant way with the delivery and presentation of the @Home Service. @Home shall use its reasonable best efforts to assist the Cable Parent in the exercise of such Cable Parent Access Blocking Right.

(b) Each Cable Parent agrees to indemnify and hold @Home and each other Stockholder harmless from all damages, costs and expenses (including reasonable legal fees) incurred by @Home or each other Stockholder as a result of any claims, actions, suits or other proceedings (including investigations related thereto) of any third party or governmental or regulatory entity (other than a party to a .Com Agreement or a Promotional Agreement) arising out of or relating to the exercise by such Cable Parent of the Cable Parent Access Blocking Right with respect to a Discretionary Access Exclusion.

(c) @Home acknowledges and agrees that each .Com Agreement and each Promotional Agreement entered into following the Execution Date will contain a provision in which each content provider acknowledges and agrees to the existence and exercise of such Cable Parent Access Blocking Right and Cable Parent Exclusion Right and enforcement of the @Home Exclusivity Provisions, and agrees that such content provider will not sue or threaten to sue, or seek or attempt to cause any person to commence or threaten any governmental or regulatory action or investigation against @Home or any Cable Parent as a result of or in connection with the exercise of the Cable Parent Access Blocking Right or Cable Parent Exclusion Right or the enforcement of the @Home Exclusivity Provisions.

16.  CONTENT TAG-ALONG RIGHT.

(a) Each Parent agrees that neither it nor any of its Controlled Affiliates will obtain any Additional Benefit (as defined below) unless it has complied with the provisions of this section. In the event that any Parent or its Controlled Affiliate seeks to enter into a transaction with a third party in which such Parent or Controlled Affiliate may or will receive any Additional Benefit as a condition of or as a result of such third party's entering into a transaction with @Home, then such Parent or Controlled Affiliate will provide written notice to each Cable Parent thereof describing such transaction and the Additional Benefit to be received by such Parent or Controlled Affiliate. Such written notice shall also constitute an offer by such Parent (the "Offeror") to
                                                                   -------
each Cable Parent (each, an "Offeree") to participate in such transaction upon
                             -------
the same terms and conditions as the Offeror (which, in the event any such Additional Benefit is of a limited amount or type, shall mean the right to participate in such transaction pro rata based upon each such accepting Offeree's ownership of equity securities of @Home and otherwise upon the same terms and conditions as such Offeror), which offer may be accepted by such Offeree by written notice to such Offeror, each other Offeree and @Home delivered to such persons not later than the twentieth business day following the date of receipt of such notice; provided that the Offeror may require an earlier response (but not less than five business days following the receipt of such notice) by so specifying in the written notice to the extent such earlier response is reasonably necessary.

(b) In the event that it is not reasonably practicable to offer participation in the Additional Benefit as described above, the Offeror shall promptly make payments in cash to the Offerees so that the Offeror and Offeree share in the value of the Additional Benefit pro rata based solely upon their respective ownership of equity securities of @Home.

(c) In the event that the consideration to be paid (or Additional Benefit to be received) by any Offeror in connection with such transaction is to consist of assets, securities or other property or services, then the price at which any Offeree may accept such offer shall be or, if applicable, the amount of cash payments by the Offeror, the fair market value of such assets, securities, property or services, which if the parties are unable to agree, shall be the appraised value thereof as determined by a mutually agreed upon investment banking firm. The term "Additional Benefit" shall mean (i) securities or
                        ------------------
options, warrants or rights to acquire securities, (ii) assets or (iii) other property or benefits of any type, in each case to be received by a Parent or a Controlled Affiliate thereof in a transaction between such Parent or Controlled Affiliate and such third party which transaction is conditioned upon or otherwise contingent upon such third party's entering into such transaction with @Home and is upon terms and conditions which are less favorable to @Home than @Home's regular charges or other terms for such services, or is otherwise on terms which are not arm's-length.

(d) The exercise of any rights by a Cable Parent under this section shall be in addition to any rights that a Cable Parent may have with respect to the applicable transaction pursuant to Section 9 of this MDA Term Sheet.

(e) The right to participate set forth in this Section 16 is hereinafter referred to as the the "Content Tag-Along Right."
     -----------------------

17.  PARENT UNDERTAKING.

(a) Each of: (i) TCI, as to TCIC, TCI. NET and TCI Internet Services; (ii) CEI, as to CCI; and (iii) Comcast, as to Comcast Cable, hereby undertakes that, in the event that such Parent entity acquires control of any cable television systems which are not Controlled Affiliates of the applicable Cable Parent, such Parent will cause such cable television systems to comply with the terms of this agreement, including the Cable Parent Exclusivity Provisions, as if such cable television systems were parties hereto; provided, that such Parent shall not be obligated to terminate (other than in accordance with the terms and provisions of the applicable agreement) the distribution of any residential Internet Services distributed by such cable system prior to such time as the applicable agreement expires or otherwise may be terminated by such Parent without the incurrence of any material liability or additional obligations thereunder.

(b) @Home hereby undertakes that, while the @Home Exclusivity Provisions are in effect, in the event it provides Internet Services (or any comparable services with comparable capabilities) at bit rate speeds greater than 128 kbps through arrangements with an alternate distribution provider (an "Alternative
                                                          -----------
Arrangement") to residences in a geographic area in which a Cable Parent or its
-----------
Controlled Affiliate subsequently acquires a cable television system that is capable of distributing such services in the geographic area, @Home will use commercially reasonable efforts (i) to offer such services through such cable television system when such system is upgraded in accordance with the Specifications and Standards and scheduled for commencement of service on the Master Roll-Out Schedule and (ii) to terminate @Home's obligations under such Alternative Arrangements in such geographic area; provided, that @Home shall not be obligated to terminate (other than in accordance with the terms and provisions of the applicable agreement) the distribution of such services under such Alternative Arrangements in such geographic area prior to such time as the applicable agreement expires or otherwise may be terminated by @Home (i) without the incurrence of any material liability or additional obligations thereunder and (ii) without any material adverse impact on the economics to @Home of providing such services to residences in the geographic area.

18.  OTHER SERVICES.

(a) Any broadband local transport services provided by Operator to @Home as part of the @Home Facilities, including connectivity to content providers, will be the subject of a separate agreement between the parties, the terms and provisions of which (including the compensation payable thereunder to Operator) shall be mutually agreeable to the parties.

(b)  [RESERVED]

(c) To the extent that any Eligible Cable Parent so requests in connection with such Eligible Cable Parent=s provision to its subscribers of any Excluded Service, @Home agrees to make available to such Eligible Cable Parent and its Controlled Affiliates to the extent required to deliver such Excluded Service to the subscribers of such Eligible Cable Parent (i) use of

@Home's Internet Backbone and related network management services (including the NOC) upon then current market rates and terms (subject to the MFN Provisions),
(ii) use of @Home's provisioning services on a Cost-Plus Basis, and (iii) use of the @Home Facilities (not including servers) located at the headends of such Cable Parent's cable television systems on a Cost-Plus Basis that are necessary or convenient to route any IP traffic related to such Excluded Service. @Home will determine in good faith the appropriate method for implementing these services and will consult and cooperate with the applicable Cable Parent in connection with the foregoing.

(d) @Home agrees that it will keep accurate books and records and will provide each of the Cable Parents with access to such books and records, upon reasonable notice and at reasonable times, and shall use reasonable efforts to cooperate with each Cable Parent in connection with an examination of such books and records for purposes of determining @Home's Cost and calculating the matters contemplated by the definition of the term "Cost-Plus Basis".

19.  AMENDMENTS TO THIS MDA TERM SHEET.

The provisions of this MDA Term Sheet may not be amended, modified, supplemented or superceded unless approved in writing by each Stockholder and @Home.

20.  SPECIFIC PERFORMANCE.

Without intending to limit the remedies available to any of the parties hereto, each of @Home and each Cable Parent acknowledges and agrees that a breach by such party of any provision of Sections 5, 7, 9, 13, 15, 17 and 18 of this MDA Term Sheet will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the parties hereto agree that in the event of any such breach each such party shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction restraining any other party hereto from committing any breach or threatened breach of, or otherwise to specifically enforce, any such provision of this Agreement, in addition to any other remedies that such parties may have at law or in equity.

21.  TERM OF MDA TERM SHEET.

This MDA Term Sheet or any definitive agreement superceding this MDA Term Sheet shall terminate as to each Cable Parent at the end of the Term of the last to terminate of the LCO Agreements in effect between @Home and such Cable Parent or its Controlled Affiliates entered into pursuant to this MDA Term Sheet or any definitive agreement superceding the provisions of this MDA Term Sheet (including any extension or renewal thereof).

                                                                       EXHIBIT A
                                                                       ---------



                                      SPECIFICATIONS AND STANDARDS


I.   Objective

     This document is to provide a baseline criteria for the Cable Parents to identify qualified systems for submission to the Master Roll-Out Schedule.


II.  Specifications and Standards

     1. Cable network architecture will be based on Hybrid Fiber Coax; with fiber optic facilities feeding distribution nodes that revert to coaxial cable in to the home.

     2. Bandwidth allocation for the service will be at least one 6 MHz channel in the downstream direction.

     3. Operator will test and provide performance information as to the condition of the plant.

     4. Operator will provide a minimum rack space configuration of three six foot racks for cable data router equipment and servers; totaling 180" to 200" for this launch configuration.

     5. Operator will take reasonable steps to protect the headend from fire, loss of power, deviations in climate requirements and intrusion.

     6. The duration limitation for any Internet Service or content provider which distributes or provides streaming video transmissions (or any other similar, successor or alternative methods of transmission) shall be 10 minutes. No Operator will be required to offer or distribute any such video transmission in excess of such limitation.

                                                                       EXHIBIT B
                                                                       ---------


                     TERM SHEET FOR FORM OF LCO AGREEMENT
                     ------------------------------------


1.   DEFINITIONS AND OTHER GENERAL MATTERS

(a)  CERTAIN DEFINITIONS:

     In addition to any terms defined in the letter agreement to which this Exhibit B is attached (as well as in Exhibit A thereto) (which terms, unless otherwise defined in this Exhibit B or the context otherwise requires, shall have the meanings given to such terms therein), the following term as used in this Exhibit B shall have the following meaning:

     "Master Distribution Agreement" means the provisions of the Master Distribution Agreement Term Sheet, dated the date hereof, attached as Exhibit A to the Agreement; provided, that if the matters set forth in such term sheet are superceded by a form of definitive agreement which is executed by each of the Cable Parents and @Home, such form of definitive agreement will constitute the Master Distribution Agreement for all purposes hereunder.

(b)  OTHER DEFINED TERMS:

          Defined Term                        Section
          ------------                        -------

          @Work Service Revenues              4(c)
          Ancillary Services Arrangements     4(e)
          Basic Service Revenue Split         4(c)
          Basic Service Revenues              4(c)
          Confidential Information            5(b)
          Force Majeure Event                 5(d)
          Monthly Payments                    4(c)
          Operator Territory                  2(a)
          Premium Service Revenues            4(c)
          Premium Service Revenue Split       4(c)
          Revenue Split                       4(c)
          Roll-Out Schedule                   2(a)
          Style Guidelines                    3(c)
          Term                                5(f)
          Tier I Customer Service             Attachment B
          Tier II Customer Service            Attachment B
          Tier III Customer Service           Attachment B
          Trademark License Agreement         3(b)

(c)  REASONABLE COMMERCIAL EFFORTS:

     Any reference in this Exhibit B to an obligation to use "all commercially reasonable efforts", "reasonable commercial efforts" or any similar level of effort shall mean an obligation to use commercially reasonable efforts, and no difference in the language expressing any such level of effort shall imply any substantively different obligation.

(d)  GENERAL MATTERS:

     This Exhibit B is intended to set forth the terms and conditions of the definitive LCO Agreements to be entered into between @Home and the Affiliated Operators of the Cable Parents pursuant to which such Affiliated Operators would distribute the @Home Services. These provisions are also intended to serve as the basis upon which @Home would seek to negotiate definitive LCO Agreements with Operators which are not Controlled Affiliates of any Cable Parent. With respect to definitive LCO Agreements between @Home and such Affiliated Operators, the following provisions are intended to provide a summary of the terms and conditions of such definitive LCO Agreements. With respect to definitive LCO Agreements to be entered into with Operators which are not Controlled Affiliates of any Cable Parent, however, such terms and conditions are intended to form a basis upon which @Home may negotiate such definitive agreements, and therefore, subject to the MFN provisions of the Master Distribution Agreement (which are currently set forth in Section 9 of the Master Distribution Agreement Term Sheet), @Home may vary such terms and conditions granted to such Operators from the terms and conditions set forth below.


2.     ROLL-OUT OF THE @HOME SERVICES

(a)  OPERATOR TERRITORY:

     Each LCO Agreement entered into by @Home with an Operator will provide that the @Home Services initially will be made available as and to the extent provided in the Master Roll-Out Schedule (the relevant portions of which shall be incorporated into such LCO Agreement (such portion referred to below as the "Roll-Out Schedule")) in that portion of the geographic
                   ------------------
     area covered by the LCO Agreement where Operator is providing cable television service through Operator's cable television distribution facilities (the "Operator Territory").
                      ------------------

(B)  @HOME ROLL OUT COMMITMENT:

     @Home will use commercially reasonable efforts to complete the Network Upgrade in the Operator Territory containing the Offered Homes Passed covered by the LCO Agreement on or before the applicable Projected Commencement Date, in accordance with the applicable provisions of the Roll-Out Schedule (and thereafter as may be required to make available to Operator the @Home Services as of such Projected Commencement Date (including at any additional applicable Point of Demarcation) in connection with the commencement of the provision of the @Home Services to subscribers in additional portion(s) of the Operator Territory), in each case subject to the Operator having completed the Cable System Upgrade in the applicable portion(s) of the Operator Territory. Subject to the requirements of the Roll-Out Schedule, @Home and Operator shall negotiate in good faith and use commercially reasonable efforts to coordinate the timing of the completion of the Cable System Upgrade and the Network Upgrade in each applicable portion of the Operator Territory.

(c)  FAILURE BY @HOME TO COMPLETE NETWORK UPGRADE:

     In the event that @Home does not complete the Network Upgrade in the Operator Territory on or prior to the date which is 120 days after the Projected Commencement Date, then, Operator shall have the right to terminate the Cable Parent Exclusivity Provisions as to the Operator Territory.

     In the event that @Home does not complete the Network Upgrade in the Operator Territory on or prior to the date which is 180 days after the

     Projected Commencement Date, then, Operator shall have the right to either
     (x) continue the election made above and, at such time as the @Home Services become available for distribution in such area, distribute the @Home Services in accordance with the terms of the LCO Agreement (other than the Cable Parent Exclusivity Provisions as to the Operator Territory) or (y) terminate the LCO Agreement; provided however, that if Operator
                                         -------- -------
     terminates the LCO Agreement and @Home completes the Network Upgrade in the Operator Territory within the otherwise applicable Term (as defined below) of such LCO Agreement (assuming for such purposes that such LCO Agreement had not been terminated), Operator may then elect to reinstate the LCO Agreement (without, however, giving effect to the Cable Parent Exclusivity Provisions as to the Operator Territory).

     In the event that @Home fails to complete the Network Upgrade as of the applicable Projected Commencement Date with respect to any portion of the Operator Territory, then Operator's remedies described above will only be exercisable with respect to such portion of the Operator Territory, unless such failure relates to a material portion of the Operator Territory, in which case such remedies shall apply to the entire Operator Territory.

     The availability of the remedies to Operator set forth above with respect to any failure by @Home to complete any portion of the Network Upgrade as to any portion of the Operator Territory shall be subject to Operator's completion of the Cable System Upgrade.

(d)  OPERATOR ROLL-OUT COMMITMENT:

     Operator will use commercially reasonable efforts to complete the Cable System Upgrade of the required Operator Facilities in the Operator Territory no later than the applicable Projected Commencement Date, such that the number of Homes Passed in the Operator Territory capable of receiving the @Home Services equals or exceeds the number of Homes Passed specified in the Roll-Out Schedule for the applicable Planning Period, subject to @Home having completed the Network Upgrade in the applicable portions of the Operator Territory. Notwithstanding any other provisions of this Exhibit B, upon not less than 180 days notice prior to the Projected Commencement Date, an Operator may terminate or defer the Projected Commencement Date as to all or any portion of the Operator Territory without any liability hereunder, in which event (in the case of a termination or deferral affecting the entire Operator Territory by an Affiliated Operator) Operator shall have the rights described in the Master Distribution Agreement (currently set forth in Section 11 of the Master Distribution Agreement Term Sheet), but subject to the terms and conditions described therein, to substitute one or more cable systems for those in the Operator Territory or portion thereof on the Master Roll-Out Schedule and to require @Home to enter into an LCO Agreement with respect to the Operator Territory served by such substitute cable systems (in which case such substitute cable systems shall retain the same roll-out priority and Projected Commencement Date as the cable systems they replaced). Operator may not terminate or defer the Projected Commencement Date as to less than all of the Operator Territory unless the remaining portion of the Operator Territory (as to which the Projected Commencement Date has not been so terminated or deferred) represents a substantial portion of the Operator Territory (in terms of the number of Homes Passed in the Operator Territory). In the case of any such deferral of the Projected Commencement Date, Operator=s rights with respect to a failure by @Home to complete the applicable Network Upgrade shall apply with respect to such deferred Projected Commencement Date.

(e)  FAILURE BY OPERATOR TO ROLL-OUT:

     Subject to the right to terminate or defer the Projected Commencement Date set forth in the preceding paragraph, in the event that Operator does not complete the Cable System Upgrade of the required Operator Facilities on or prior to the date which is 180 days after the Projected Commencement Date set forth on the Roll-Out Schedule in any material respect, then (i) Operator shall be required to pay to @Home, as liquidated damages and not as a penalty, the @Home Specified Remedy and (ii) @Home shall be entitled to terminate its obligations under the @Home Exclusivity Provisions with respect to those portions of the Operator Territory where @Home reasonably determines, after consultation with Operator, that Operator has ceased to use commercially reasonable efforts to complete the Cable System Upgrade so as to comply with the LCO Agreement and the Roll-Out Schedule.

     To the extent that any failure by Operator to complete a Cable System Upgrade results from the failure by Operator to timely obtain any regulatory or third party consent or approval required on the part of Operator in order to so complete the Cable System Upgrade or to distribute the @Home Services in any portion of the Operator Territory, the obligations of each party under the LCO Agreement shall be suspended until such time as Operator obtains any such regulatory or third party consent or approval; provided, that Operator shall continue to use all commercially reasonable efforts to obtain any such consent or approval; and provided further, that (i) the obligations of @Home under the @Home Exclusivity Provisions with respect to any affected portion(s) of the Operator Territory shall terminate to the extent any such suspension lasts for more than 180 days after the Projected Commencement Date and (ii) either party shall be entitled to terminate the LCO Agreement as to the affected portion(s) of the Operator Territory in the event of any such suspension that lasts for more than 270 days after the Projected Commencement Date.

(f)  EXTENSIONS OF TIME:

     The time for a party's performance (including any cure period for a failure to perform) under the LCO Agreement shall be extended day-for-day by (i) in the event of a concurrent failure to perform by the other party, the number of days of any resulting delay in such party's ability to perform or (ii) the number of days such party's performance was prevented or delayed by the occurrence of a Force Majeure Event (as defined below).

(g)  SOLE REMEDIES:

     The remedies described herein will be the sole remedies available to the parties with respect to a party's failure to meet its obligations under the LCO Agreement with respect to a failure to complete the Network Upgrade or the Cable System Upgrade.

(h)  TESTING:

     As soon as practicable following notification by Operator to @Home that the Cable System Upgrade has been completed in any designated portion of the Operator Territory, @Home and Operator shall agree upon a test date for such Operator Facilities and the applicable @Home Facilities, if any, which testing shall verify that the applicable Operator Facilities and, if applicable, @Home Facilities, perform in accordance with the Specifications and Standards.

(i)  COMMENCEMENT OF SERVICES:

     Following such testing and the agreement of the parties that the applicable Operator Facilities and @Home Facilities comply with the Specifications and Standards, @Home shall make the @Home Services available to Operator for distribution by Operator to subscribers in those portions of the Operator Territory served by such Operator Facilities, and Operator shall commence offering and providing the @Home Services to potential subscribers in such portions of the Operator Territory.

(j)  OWNERSHIP AND MAINTENANCE:

     As between @Home and Operator, (i) @Home will, at its own expense, provide, install, maintain, repair, inspect, replace or remove, operate and control the @Home Facilities necessary to provide the @Home Services to subscribers in the Operator Territory up to each applicable Point of Demarcation in accordance with the Specifications and Standards, and (ii) Operator will, at its own expense, provide, install, maintain, repair, inspect, replace or remove, operate and control the Operator Facilities necessary to distribute the @Home Services from each applicable Point of Demarcation to and including the cable modem at the location of each subscriber in the Operator Territory in accordance with the Specifications and Standards.

     As between Operator and @Home, (i) Operator shall retain full ownership and operating control of, and will be fully responsible for operating and maintaining, the Operator Facilities, and (ii) @Home shall retain full ownership and operating control of, and will be fully responsible for operating and maintaining, the @Home Facilities. Subject to the foregoing, @Home will be responsible for the management of the @Home Network, including but not limited to, the collection of data necessary to provide for the billing of Premium Service Revenues (as defined below) and surveillance over the @Home Network regarding hardware or software problems or failures. Notwithstanding the foregoing and subject to all applicable laws, (i) all subscriber data shall remain the property of the applicable Operator and (ii) @Home shall deliver to Operator, on a regular basis, all subscriber data relating to subscribers of the @Home Services located within the Operator Territory collected by it in the course of its management of the @Home Network, subject, however, to the right of @Home to
                                      -------  -------
     aggregate and categorize such subscriber data (i.e., in a manner which does not identify specific subscribers) for use in connection with promotional efforts and @Home Network management.

(k)  PERFORMANCE STANDARDS:

     Operator shall operate and maintain the Operator Facilities in accordance with the applicable requirements of the Specifications and Standards. @Home shall operate and maintain the @Home Facilities so that such facilities are capable of delivering the @Home Services to Operator for distribution to subscribers in the Operator Territory in accordance with the applicable requirements of the Specifications and Standards.

3.   MARKETING; CUSTOMER SERVICE.

(a)  MARKETING:

     Operator and @Home will enter into a Joint Marketing Agreement which will provide, among other things, that (i) to the extent that @Home engages in any national marketing campaign with respect to the @Home Services, @Home shall provide marketing support of substantially similar quality and quantity and on no less favorable terms and conditions to Operator as provided to operators of similarly situated cable systems, (ii) Operator will use commercially reasonable efforts to cooperate and participate in such national marketing efforts, and (iii) Operator may engage in local marketing efforts with respect to @Home and the @Home Services, and @Home shall use its commercially reasonable efforts to cooperate and participate in such efforts.

(b)  BRANDING:

     The @Home Services will be marketed and provided by @Home and Operator under the @Home brands pursuant to the form of trademark license agreement (the "Trademark License Agreement") to be entered into between @Home and
           ---------------------------
     Operator (such brands to be used alone or in conjunction with Operator's brand), subject to the quality standards and usage guidelines set forth in such agreement. The @Home brands will be prominently displayed on the browsers.

(c)  HOME PAGE:

     @Home will provide Operator with a selection of first screen templates for use in developing and configuring Operator's local home page and any local "theme" pages. Operator may customize these templates; provided, that the home page and any such theme pages comply with the look and feel, configuration and quality guidelines to be established by @Home to insure a consistent image and quality standard for the @Home Services to support national branding of the @Home Services (the "Style Guidelines").
                                                   ----------------

(d)  NATIONAL/LOCAL CONTENT:

     With the exception of the Local Area (including the BUI Button), the content received by a subscriber upon startup of the @Home Services, any thematic linked pages thereto, the browsers and all related navigation devices shall be programmed by @Home, and each Operator shall be required to accept the @Home Services as so programmed (subject, however, to the Specifications and Standards), including, but not limited to, any promotional-type content, special hot-links, video barker and the content and organization of such pages, subject, however, in the case of an Affiliated Operator only, to the Cable Parent Exclusion Right and the Cable Parent Access Blocking Right.

(e)  CUSTOMER SERVICE:

     Operator shall have the exclusive first opportunity to provide all customer service required in connection with the provision of the @Home Services to subscribers in the Operator Territory receiving the @Home Services through the Operator Facilities.

     At Operator's election (pursuant to procedures set forth in the definitive LCO Agreement), Operator may allocate all or part of such customer service responsibility to @Home, in which case @Home may be entitled to compensation from Operator as set forth below for the provision of such services based on standard charges established by the definitive LCO Agreement (which charges shall be based on @Home's actual cost of providing such services, plus a return on such actual cost calculated on a Cost-Plus Basis).


4.   COMPENSATION AND BILLING.

(a)  ALLOCATION OF BILLING RESPONSIBILITY:

     Operator shall be responsible for the billing and collection of monthly subscription fees (including the allocable portion of any charges related to bundled services) from subscribers to the @Home Services in the Operator Territory which receive the @Home Services through the Operator Facilities. Notwithstanding the foregoing, as between @Home and Operator, unless otherwise agreed, the collection of Premium Service Revenues shall be the responsibility of the party contracting with the applicable provider of such services regarding the provision of such services (and, as between @Home and Operator, such contracting party shall have complete discretion as to the pricing of such services to subscribers).

(b)  PRICING:

     Subject to the parenthetical in the last sentence of (a) above, Operator shall have complete discretion as to the pricing of the @Home Services to subscribers in the Operator Territory receiving the @Home Services through the Operator Facilities.

(c)  COMPENSATION:

     Operator shall make monthly payments (the "Monthly Payments") to @Home in
                                                ----------------
     respect of each month during the Term in an amount equal to (i) 35% of aggregate Basic Service Revenues (as defined below) collected by Operator during such month from the provision of the @Home Services to subscribers using the Operator Facilities (the "Basic Service Revenue Split") plus (ii)
                                         ---------------------------
     35% of Premium Service Revenues (as defined below) collected by Operator during such month with respect to subscribers accessing such services using the Operator Facilities (to the extent that Operator is responsible for the collection of such charges). Attachment A sets forth the services @Home shall provide to the Operator in return for the Basic Service Revenue Split.

     The Basic Service Revenue Split is based on the assumption that Operator will provide Tier I Customer Service and that @Home will provide Tier II Customer Service and Tier III Customer Service (as such terms are defined in Attachment B). To the extent that Operator directs @Home to provide all or any portion of Tier I Customer Service, @Home will be entitled to compensation from Operator for the provision of such services on a Cost-Plus Basis. In the event that Operator elects to perform all or part of Tier II Customer Service, such Operator will receive a credit against the amount it would otherwise owe to @Home pursuant to this paragraph calculated on a Cost-Plus Basis.

     @Home shall make payments to Operator on a monthly basis in an amount equal to 65% of Premium Service Revenues collected by @Home during such month with respect to subscribers in the Operator Territory accessing such services using the Operator Facilities (to the extent that @Home is responsible for the collection of such charges).

     The percentage of Premium Service Revenues to which Operator is entitled pursuant to the preceding three paragraphs is referred to herein as the "Premium Service Revenue Split." The Premium Service Revenue Split will be
     ------------------------------
     subject to adjustment in accordance with the provisions of the Master Distribution Agreement currently set forth in the Master Distribution Agreement Term Sheet under the caption "Execution of Promotional

     Agreements and Exercise of Cable Parent Exclusion Right."

     As used herein, "Basic Service Revenues" means revenues from the @Home
                      ----------------------
     Services collected by Operator (other than Premium Service Revenues) including any amounts received by Operator in respect of the provision of cable modems to subscribers (other than any such amounts received from the sale of cable modems to subscribers) but excluding any fees collected for installation, and "Premium Service Revenues" means the net revenues
                        ------------------------
     retained by Operator or @Home, as the case may be (but prior to any payments to the other pursuant to the Premium Service Revenue Split), derived from its performance pursuant to .Com Agreements and Promotional Agreements, including service fees, content provider charges, transaction fees, subscriber fees, advertising and promotional revenue or other transaction value (including barter payments or advertising avails), from the provision of the @Home Services to customers in the Operator Territory through the use of the Operator Facilities.

     Notwithstanding the foregoing, any fees or other amounts received by @Home which relate to the programming of the National Area, including service fees, content provider charges, transaction fees, advertising and promotional revenue or other transaction value (including barter payments or advertising avails) shall not be included within the definition of either Basic Service Revenues or Premium Service Revenues, and @Home shall be entitled to retain all amounts collected by it in respect of such activities.

     The foregoing Basic Service Revenue Split and Premium Service Revenue Split (collectively the "Revenue Splits") to @Home may be increased by a Required
                        --------------
     Either E Cable Parent Election (but only with respect to all existing LCO Agreements with an Affiliated Operator and all LCO Agreements to be entered into with an Affiliated Operator). For purposes of the LCO Agreement, a "Required Either E Cable Parent Election" shall mean a written election providing for an increase in either or both of the Revenue Splits to @Home signed by at least two-thirds (66-2/3%) in number of the Either E Cable Parents (rounded up to the nearest whole number) (where an AEither E Cable Parent@ is a Cable Parent whose Stockholder Group contains either an Eligible Stockholder or an Exclusive Stockholder); provided, that (i) such election must be signed by a Cable Parent that is a Controlled Affiliate of TCI to the extent that the TCI Stockholder Group contains an Either E Cable Parent and (ii) in the event that there are fewer than two Either E Cable Parents that are not Controlled Affiliates of TCI, such election must be signed by each Either E Cable Parent.

     Notwithstanding the foregoing, any fees or other amounts received by Operator which relate to the programming of the Local Area or the provision of a Local Service, including service fees, content provider charges, transaction fees, advertising and promotional revenue or other transaction value (including advertising avails and barter payments) shall not be included within the definition of either Basic Service Revenues or Premium Service Revenues, and Operator shall be entitled to retain all amounts collected by it in respect of such activities; provided, that @Home shall be entitled to compensation on a Cost-Plus Basis for network management services provided by @Home and any caching and replicating (including, but not limited to, technical assistance and, if applicable, the lease of capacity on the @Home Facilities) provided by @Home with respect to such programming of the Local Area or with respect to such Local Service in connection with the provision of such Local Service and/or the connection of such Local Content provider to the @Home Network for such services requested by Operator.

(d)  MONTHLY PAYMENT PROCEDURES:

     Not later than 30 days following the last day of each month, Operator shall deliver to @Home a certificate containing Operator's calculation of the amount of the Monthly Payment due to @Home in respect of such month and the basis for such calculation, which calculation shall have been certified by an officer or authorized designee of Operator as true and correct and as having been made in accordance with the applicable provisions of the LCO Agreement. Not later than 30 days after the last day of each month Operator shall deliver to @Home the Monthly Payment in respect of such month. Operator shall maintain detailed records relating to the number of subscribers receiving the @Home Services using the Operator Facilities and the Basic Service Revenues and Premium Service Revenues collected by Operator, and shall permit @Home access to such records at reasonable times upon reasonable notice to make copies of such records and to discuss the calculation of the Monthly Payment with officers and employees of Operator.

     Not later than 30 days following the last day of each month, @Home shall deliver to Operator a certificate containing @Home's calculation of the amount of the Operator's share of the Premium Service Revenues collected by @Home in respect of such month and the basis for such calculation, which calculation shall have been certified by an officer or authorized designee of @Home as true and correct and as having been made in accordance with the applicable provisions of the LCO Agreement. Not later than 30 days after the last day of each month @Home shall deliver to Operator Operator's share of such Premium Service Revenues in respect of such month. @Home shall maintain detailed records relating to the calculation of Premium Service Revenues collected by @Home, and shall permit Operator access to such records at reasonable times upon reasonable notice to make copies of such records and to discuss the calculation of the Premium Service Revenues with officers and employees of @Home. Operator and @Home shall meet in good faith to resolve any disagreements regarding the calculations of all such amounts.

(e)  ANCILLARY SERVICES:

     @Home shall provide Operator with a schedule of its charges related to the provision by it of ancillary services to Operators, such as customer support and service, network management, and services provided by @Home in connection with the provision by Operator of Local Services and (in the case of an Operator that is a Controlled Affiliate of an Eligible Cable Parent) Restricted Services, which schedule shall be updated periodically. The determination of the amount of any charges for such ancillary services in respect of the provision of Restricted Services shall be subject to the provisions of the Master Distribution Agreement (currently set forth in
     Section 18(c) of the Master Distribution Agreement Term Sheet). With respect to those services which Operator may elect to purchase, Operator shall notify @Home of such election and agreement to pay such fees, and @Home shall as soon as practicable thereafter and as agreed with Operator, commence providing such services to Operator in accordance with such schedule of fees. @Home shall bill Operator on a regular basis for such optional services elected by Operator, and Operator shall remit such payment promptly to @Home. The arrangements contemplated by the foregoing paragraph are referred to in this Term Sheet as the "Ancillary Services
                                                          ------------------
     Arrangements."  Ancillary Service Arrangements do not include those
     ------------
     services specified in Attachment A that are provided to the Operator in return for the Basic Service Revenue Split.

(f)  TAXES:

     The billing party agrees to pay any sales, use, gross receipts, excise or other local, state and federal taxes, fees or charges, however designated (excluding taxes on the other party's income) imposed on or based upon the provision, sale or use of Basic Services, Premium Services or @Work Service Revenues, if any; provided, that such amounts will not be included in Basic Service Revenues, Premium Service Revenues or @Work Service Revenues, but will be separately stated on each monthly statement to the other party.


5.   MISCELLANEOUS.

(a)  REGULATORY:

     Each party will at its own expense use all commercially reasonable efforts to obtain all regulatory consents, authorizations and approvals that are necessary for it to obtain in connection with its execution and performance of the LCO Agreement and the provision of the @Home Services using the Operator Facilities in the Operator Territory.

(b)  CONFIDENTIALITY:

     Each party will, and will cause its respective officers, directors, employees and advisors to, maintain in confidence all confidential and proprietary information and data of the other party ("Confidential
                                                           ------------
     Information"), and will not disclose Confidential Information to any other
     -----------
     person, subject to customary exceptions.

(c)  INDEMNIFICATION:

     Subject to Section 2(g) with respect to a failure by @Home to complete the Network Upgrade or by Operator to complete the Cable System Upgrade, each party shall indemnify the other party against, and hold the other party harmless from, any claim, demand, loss, damage, liability or expense (including reasonable attorneys' fees and disbursements) arising out of or resulting from such party's breach of the LCO Agreement or negligence or intentional act committed in connection with the transactions contemplated by the LCO Agreement.

(d)  FORCE MAJEURE:

     The parties agree that upon the occurrence of events making a party's timely performance under the LCO Agreement impracticable due to, among other matters, hardware or software shortages, equipment shortages or failures (in each case resulting other than from such party's negligence), or through acts of God or other events beyond its control (a "Force Majeure
                                                                   -------------
     Event"), such party's performance of its obligations hereunder shall be
     -----
     suspended during such period; provided, that each party shall be obligated to use commercially reasonable efforts to cure any such failure to perform as promptly as possible to the extent it relates to its portion of the @Home Network; and, provided further, that either party shall be entitled to terminate its obligations as to the affected portions of the Operator Territory in the event any such failure to perform is not cured in all material respects so as to permit the commencement or resumption, as the case may be, of the provision of the @Home Services in the affected portion of the Operator Territory within 180 days.

(e)  CONDEMNATION:

     If all or any portion of the Operator's Facilities are taken or proposed to be taken for any public or quasi-public purpose by any governmental authority by the exercise of right of eminent domain or other similar right, Operator will so notify @Home, and will use commercially reasonable efforts to reroute or replace the applicable Operator Facilities in the affected area in accordance with the Specifications and Standards within 180 days of the taking. In the event the affected facilities are not so rerouted or replaced within such 180 day period, @Home or Operator (but only to the extent Operator has used commercially reasonable efforts in accordance with the previous sentence) will be entitled to terminate its obligations as to the affected portions of the Operator Territory without further liability or obligation to either party.

(f)  TERM:

     The term (the "Term") of an LCO Agreement entered into with any Affiliated
                    ----
     Operator (including any Operators which have entered into LCO Agreements prior to the date such Operator becomes a Controlled Affiliate, provided that such Operator's original LCO Agreement does not specify a longer term) shall begin on the Commencement Date and shall end on the latest to occur of (i) the third anniversary of the applicable Commencement Date, (ii) the earlier to occur of (A) June 4, 2002 and (B) 90 days following the termination of the Restricted Period as to the Cable Parent of the applicable Affiliated Operator, and (iii) 90 days following written notice from the applicable Stockholder that it has ceased to be an Exclusive Stockholder; provided, that, at any time following the effectiveness of its exercise of the Comcast Non-Exclusive Right, Comcast Cable, by 90 days written notice, shall have the right to terminate all LCO Agreements entered into by it and its Controlled Affiliates (in which case either of @Home or Comcast Cable shall have the right to extend the Term for an additional 90 days by written notice to such effect given to the other party within 30 days following Comcast Cable's notice of its exercise of its right pursuant to this proviso). Operator shall also have the right to renew the term of the LCO Agreement for an additional period of three years by written notice to such effect given to @Home not later than 90 days prior to the end of the Term.

(g)  TERMINATION:

     Each party may terminate the LCO Agreement (i) following a material breach by the other party that has not been cured after 30 days written notice thereof (other than a breach for which the applicable remedies available to the non-breaching party are otherwise specified by the LCO Agreement), (ii) upon the occurrence of events specified herein granting a party the right to terminate such agreement, or (iii) upon the bankruptcy or insolvency of the other party.

(h)  REPRESENTATIONS:

     The LCO Agreement shall contain representations and warranties of the parties that are customary and appropriate in the context of the transactions contemplated thereby.

(i)  AMENDMENTS:

     Subject to the penultimate paragraph of Section 4(c) above, the provisions of this Term Sheet for Form of LCO Agreement may not be amended, modified, supplemented or superceded unless approved in writing by each Stockholder and @Home.

                                                                 ATTACHMENT A TO
                                                        LCO AGREEMENT TERM SHEET

                            @HOME RESPONSIBILITIES

Below is a list of the responsibilities of @Home.

1.   NATIONAL BACKBONE AND REGIONAL DATA CENTER ("RDC")
     --------------------------------------------------

     a.A. Provide interconnection of headends/hubs/OTNs to the RDC. The expected speed of interconnection will be equal to or greater than 45 Mbps (DS3) speeds or equivalent bandwidth capable of creating the same user experience.

     B.b. Connect RDC with the @Home Internet Backbone.

     c.C. Develop the Internet Backbone.

     d.D. Provide network management to include elements of the cable plant including the cable modem. Also included is the integration of the network management, provisioning, and subscriber management systems.

     e.E. Provide technical support for backbone (7x24).

     f.F. Provide outage statistics coming from network management including, to the extent practicable, real time notification to the Operator.

     g.G. Provide Quality of Service capability at the backbone level when available.


2.I. CONNECTIVITY SERVICES
     ---------------------

     a.   Provide Internet IP addresses for @Home service users.

     b. Interconnect the @Home backbone to the rest of the Internet through a high speed connection to certain Network Access Points (NAPs). The speed of the connection is expected to be equal to or greater than 45 Mbps.

     c.   Provide peering agreements for NAP interconnection.

     d. Provide Internet mail (IMAP compatible) and chat service (IRC compatible).

     e.   Provide connectivity to other on-line hosting services.

     f. Provide dial-up access for traveling subscribers at an additional cost to the subscriber based on usage above a minimum.

3.   SOFTWARE
     --------

     a.   Provide client software to include the following:

          *    Browsers with free upgrades.

          *    TCP/IP stack (where needed) that is multicast enabled.

          * Application Plug-ins to enhance the surfing experience (i.e., AVI, Real Audio, VRML viewer).

     b. Provide IMAP or POP compatible mail services including an email server.

     c.   Provide DNS service.

     d.   Provide software for caching, replication and proxy servers.

     e. Provide single copies of client and server documentation for training of cable personnel.

     f.   Provide installation scripts.

     g.   Provide a customized, broadbanded browser.


4.   HARDWARE
     --------

     a. Provide all hardware required for the @Home broadband service on @Home's side of each Point of Demarcation.

     b. Authorize, where possible, Operator to purchase hardware collectively with @Home.

     c. Provide necessary hardware for interconnection of headends/hubs/OTNs and the RDC and for the routers that enable connectivity to the Internet at large, including security.

     d.   Provide project cutover team for new market launches.

     e. Integration of HE cable data router and customer modem into customer network management and provisioning. Operator will cover the headend modem costs.

5.   CONTENT AND MARKETING
     ---------------------

     a. Provide all funds for national marketing in accordance with the Master Distribution Agreement and the LCO Agreement.

     b. Provide support and tie-ins for local marketing in accordance with the Master Distribution Agreement and the LCO Agreement.

     c.   Negotiate all national content agreements.


6.   CUSTOMER SERVICE
     ----------------

     a.A. Provide 7x24 technical support for Tier II Customer Service and Tier
          III Customer Service.

     b. Provide software and documentation for @Home installation (including guidelines for modem & AO installation).

     c.   Provide technical support for Operator technicians.

     d. Work with Operator to design and specify the interface for billing and Operator Tier I Customer Service.

                                                                 ATTACHMENT B TO
                                                        LCO AGREEMENT TERM SHEET


                   @HOME CUSTOMER SERVICE TIER DESCRIPTIONS


TIER I CUSTOMER SERVICE
-----------------------

Tier I Customer Service is the "front line" of the @Home/Operator product offerings. The responsibility of Tier I Customer Service is to provide information to the customer, initiation and changes of service, billing inquiries and some low-level trouble shooting, and frequently asked questions. Tier I Customer Service will include the following:

 .    Start, stop and changes of service.

 .    Determination of service eligibility.

 .    Product information.

 .    Provisioning and initial setup script - IP address generation, logins, email setup, password capturing, etc.

 .    Service installation and dispatch scheduling and setup.

 .    Trouble ticket status reporting.

 .    Initial problem resolution. Tier I Customer Service will include reasonably simple scripted troubleshooting (based on script provided by @Home) and cable network related problem diagnosis.

 .    Billing and pricing questions.


TIER II CUSTOMER SERVICE
------------------------

Tier II Customer Service is the diagnostic and problem resolution layer of the @Home/Operator customer service offering. In this layer, the symptoms of the problems are understood and recorded, the problem(s) are determined and action is taken to resolve problem(s). This group will have advanced technical troubleshooting skills and tools. Support from this group will include:

 .    Desktop OS support.

 .    @Home network information.

 .    @Home delivered software support.

 .    Problem diagnosis and resolution.

 .    Build knowledge base and on-line information systems.

 .    Handle Web and E-mail support.


TIER III CUSTOMER SERVICE
-------------------------

Tier III Customer Service will provide customer service and network operations support. This group will handle any call not able to be resolved by Tier II

Customer Service. In addition to resolving the more difficult customer problems, this group will be doing ongoing network monitoring.

                                     -15-